                                                                   Exhibit 10 AO


                                 LEASE AGREEMENT

                                 BY AND BETWEEN

                                  ("LANDLORD")

                                       AND

                              PALMER NATIONAL BANK

                       A ____________________ CORPORATION

                                  ("TENANT")

                               AT THE METROPOLITAN
                     OLD GEORGETOWN ROAD and WOODMONT AVENUE
                               BETHESDA, MARYLAND

                                TABLE OF CONTENTS

ARTICLE I                                                                                                        PAGE
         REFERENCE PROVISIONS, DEFINITIONS AND EXHIBITS                                                            1
         SECTION 1.1.   REFERENCE PROVISIONS                                                                       1
         SECTION 1.2.   DEFINITIONS                                                                                2
         SECTION 1.3.   EXHIBITS                                                                                   2

ARTICLE II
         PREMISES AND THE BUILDING                                                                                 3
         SECTION 2.1.   DEMISE                                                                                     3
         SECTION 2.2.   CHANGES TO BUILDING                                                                        3
         SECTION 2.3.   MEASUREMENT OF FLOOR SPACE OF THE PREMISES                                                 3

ARTICLE III
         TERM
         SECTION 3.1.   TERM                                                                                       3
         SECTION 3.2.   SURRENDER OF PREMISES                                                                      3
         SECTION 3.3.   HOLDING OVER                                                                               3
         SECTION 3.4.   OPTION TERMS                                                                               4

ARTICLE IV
         USE AND OPERATION OF THE PREMISES                                                                         4
         SECTION 4.1.   USE AND TRADE NAME                                                                         4
         SECTION 4.2.   CONTINUOUS OPERATION BY TENANT                                                             4
         SECTION 4.3.   STORE HOURS                                                                                4
         SECTION 4.4.   ADDITIONAL OPERATIONAL COVENANTS                                                           4
         SECTION 4.5.   SIGNS AND ADVERTISING                                                                      5
         SECTION 4.6.   TENANT'S USE OF EXTERIOR WALLS                                                             5
         SECTION 4.7.   ATM FACILITY                                                                               5
         SECTION 4.8.   VAULT LOCATION                                                                             6

ARTICLE V
         RENT                                                                                                      6
         SECTION 5.1.   RENT PAYABLE                                                                               6
         SECTION 5.2.   PAYMENT OF BASE RENT                                                                       6
         SECTION 5.3.   INTENTIONALLY DELETED                                                                      6
         SECTION 5.4.   INTENTIONALLY DELETED                                                                      6
         SECTION 5.5.   INTENTIONALLY DELETED                                                                      6
         SECTION 5.6.   INTENTIONALLY DELETED                                                                      6
         SECTION 5.7.   TAXES                                                                                      6
         SECTION 5.8.   PAYMENT OF TAX RENT                                                                        6
         SECTION 5.9.   RENT FOR A PARTIAL MONTH                                                                   7
         SECTION 5.10.  RENT FOR A PARTIAL LEASE YEAR                                                              7
         SECTION 5.11.  TAXES ON TENANT'S PERSONAL PROPERTY                                                        7

ARTICLE VI
         COMMON AREAS                                                                                              7
         SECTION 6.1.   USE OF COMMON AREAS                                                                        7
         SECTION 6.2.   MANAGEMENT AND OPERATION OF COMMON AREAS                                                   7
         SECTION 6.3.   "LANDLORD'S OPERATING COSTS" DEFINED                                                       7
         SECTION 6.4.   TENANT'S PROPORTIONATE SHARE OF LANDLORD'S OPERATING COSTS                                 8

ARTICLE VII
         UTILITIES                                                                                                 8
         SECTION 7.1.   UTILITY CHARGES                                                                            8
         SECTION 7.2.   DISCONTINUANCES AND INTERRUPTIONS OF SERVICE                                               8

ARTICLE VIII
         INDEMNITY AND INSURANCE                                                                                   9
         SECTION 8.1.   INDEMNITIES                                                                                9
         SECTION 8.2.   LANDLORD NOT RESPONSIBLE FOR ACTS OF OTHERS                                                9
         SECTION 8.3.   TENANT'S INSURANCE                                                                         9
         SECTION 8.4.   TENANT'S CONTRACTOR'S INSURANCE                                                            9
         SECTION 8.5.   POLICY REQUIREMENTS                                                                       10
         SECTION 8.6.   INCREASE IN INSURANCE PREMIUMS                                                            10
         SECTION 8.7.   WAIVER OF RIGHT OF RECOVERY                                                               10


ARTICLE IX
         CONSTRUCTION                                                                                             10
         SECTION 9.1.   LANDLORD IMPROVEMENTS                                                                     10
         SECTION 9.2.   TENANT IMPROVEMENTS                                                                       10
         SECTION 9.3.   SCHEDULE OF PLAN SUBMISSION FOR INITIAL
                         TENANT IMPROVEMENTS                                                                      11
         SECTION 9.4.   INTENTIONALLY DELETED                                                                     11
         SECTION 9.5.   OWNERSHIP OF IMPROVEMENTS                                                                 11
         SECTION 9.6.   MECHANIC'S LIENS                                                                          11
         SECTION 9.7.   LANDLORD'S CONTRIBUTION TO TENANT IMPROVEMENTS                                            11

ARTICLE X
         REPAIRS, MAINTENANCE, LANDLORD'S ACCESS AND ALTERATIONS                                                  11
         SECTION 10.1.  REPAIRS BY LANDLORD                                                                       11
         SECTION 10.2.  ALTERATIONS, REPAIRS, MAINTENANCE AND DISPLAYS BY TENANT                                  12
         SECTION 10.3.  INSPECTIONS AND ACCESS BY LANDLORD                                                        12

ARTICLE XI
         CASUALTY                                                                                                 12
         SECTION 11.1.  RIGHT TO TERMINATE                                                                        12
         SECTION 11.2.  LANDLORD'S DUTY TO RECONSTRUCT                                                            13
         SECTION 11.3.  TENANT'S DUTY TO RECONSTRUCT                                                              13
         SECTION 11.4.  INSURANCE PROCEEDS                                                                        13


                                      (i)

ARTICLE XII
         CONDEMNATION                                                                                              13
         SECTION  12.1.  TAKING OF PREMISES                                                                        13
         SECTION  12.2.  TAKING OF BUILDING                                                                        13
         SECTION  12.3.  CONDEMNATION AWARD                                                                        13

ARTICLE XIII - INTENTIONALLY DELETED                                                                               13

ARTICLE XIV
         SUBORDINATION AND ATTORNMENT                                                                              13
         SECTION  14.1.  SUBORDINATION                                                                             13
         SECTION  14.2.  MORTGAGEE'S UNILATERAL SUBORDINATION                                                      14
         SECTION  14.3.  ATTORNMENT                                                                                14
         SECTION  14.4.  QUIET ENJOYMENT                                                                           14
         SECTION  14.5.  ESTOPPEL CERTIFICATE                                                                      14
         SECTION  14.6.  SUBLEASE ACKNOWLEDGEMENT AND
                         LIABILITY OF AIR RIGHTS LESSOR                                                            14

ARTICLE XV
         ASSIGNMENT AND SUBLETTING                                                                                 14
         SECTION  15.1.  LANDLORD'S CONSENT REQUIRED                                                               14
         SECTION  15.2.  RIGHT TO TERMINATE AND RECAPTURE                                                          15

ARTICLE XVI
         DEFAULT AND REMEDIES                                                                                      15
         SECTION  16.1.  DEFAULT                                                                                   15
         SECTION  16.2.  REMEDIES AND DAMAGES                                                                      16
         SECTION  16.3.  ASSIGNMENT IN BANKRUPTCY                                                                  16
         SECTION  16.4.  LEGAL EXPENSES                                                                            16
         SECTION  16.5.  REMEDIES CUMULATIVE                                                                       16
         SECTION  16.6.  WAIVER                                                                                    16

ARTICLE XVII
         MISCELLANEOUS PROVISIONS                                                                                  17
         SECTION  17.1.  NOTICES                                                                                   17
         SECTION  17.2.  SHORT FORM LEASE                                                                          17
         SECTION  17.3.  INTEREST AND ADMINISTRATIVE COSTS                                                         17
         SECTION  17.4.  SUCCESSORS AND ASSIGNS                                                                    17
         SECTION  17.5.  LIMITATION ON RIGHT OF RECOVERY
                         AGAINST LANDLORD                                                                          17
         SECTION  17.6.  RELATIONSHIP OF THE PARTIES                                                               17
         SECTION  17.7.  SECURITY DEPOSIT                                                                          17
         SECTION  17.8.  INTERPRETATION                                                                            17
         SECTION  17.9.  NO MODIFICATION                                                                           17
         SECTION  17.10. SEVERABILITY                                                                              17
         SECTION  17.11. TENANT LIABILITY                                                                          17
         SECTION  17.12. BROKER'S COMMISSION                                                                       18
         SECTION  17.13. OTHER TENANTS                                                                             18
         SECTION  17.14. RULE AGAINST PERPETUITIES                                                                 18
         SECTION  17.15. IRREVOCABLE OFFER, NO OPTION                                                              18
         SECTION  17.16. INABILITY TO PERFORM                                                                      18
         SECTION  17.17. SURVIVAL                                                                                  18
         SECTION  17.18. LANDLORD'S SELF-HELP                                                                      18
         SECTION  17.19. DUE AUTHORIZATION                                                                         18
         SECTION  17-20. CONFIDENTIALITY                                                                           18
         SECTION  17.21. HAZARDOUS MATERIALS                                                                       18
         SECTION  17.22. TENANT'S EXCLUSIVE                                                                        19


                                      (ii)

                        STANDARD BUILDING LEASE AGREEMENT

         This Lease Agreement (the "Lease") is made as of the _____ day of ________, 1996 by and between the _______________________________ ("Landlord"), and PALMER NATIONAL BANK, a _______________________________ corporation ("Tenant").

                                    ARTICLE I
                 REFERENCE PROVISIONS, DEFINITIONS AND EXHIBITS

As used in this Lease, the following terms shall have the meanings set forth in Sections 1.1 and 1.2 below.

SECTION 1.1. REFERENCE PROVISIONS.

         A. Premises: the "cross-hatched" space designated on the lease plan attached as Exhibit A containing a total floor space of approximately
4,195 square feet to be definitively established pursuant to the procedure set forth in Section 2.3 and commonly known as 7626 Old Georgetown Road, Bethesda, Maryland 20814.

        Commencing on the Commencement Date, all items of Rent which this Lease expressly states are calculated on a per square foot basis, including, but not limited to, Tax Rent, and Tenant's Proportionate Share of Landlord's Operating costs shall be calculated on the basis of the Floor Space of the Premises (as defined in Section 2.3 below).

         B. Term: Ten (10) Lease Years (as defined in Section 1.2(G) below).

         C. Commencement Date: one hundred twenty (120) days from the Possession Date, subject to Section 17.16.

         D. Termination Date: the last day of the tenth (10th) Lease Year, or if the Term is sooner terminated pursuant to the provisions of this Lease, the effective date of such termination.

         E. Base Rent:   $138,435/yr; $11,536.25/mo

                  (i) Commencing on the Commencement Date and continuing through the last day of the second (2nd) Lease Year: $33.00 times the Floor Space of the Premises per annum;

                  (ii) Commencing on the first (1st) day of the third (3rd) Lease Year and continuing through the last day of the fourth (4th) Lease Year:
$35.00 times the Floor Space of the Premises per annum;

                  (iii) Commencing on the first (1st) day of the fifth (5th) Lease Year and continuing through the last day of the sixty (6th) Lease Year:
$37.14 times the Floor Space of the Premises per annum;

                  (iv) Commencing on the first (1st) day of the seventh (7th) Lease Year and continuing through the last day of the eight (8th) Lease Year:
$39.40 times the Floor Space of the Premises per annum; and

                  (v) Commencing on the first (1st) day of the ninth (9th) Lease Year and continuing through the last day of the tenth (10th) Lease Year: $41.80 times the Floor Space of the Premises per annum.

         F. INTENTIONALLY DELETED

         G. INTENTIONALLY DELETED

         H. Security Deposit: none

         I. Permitted Use: As a retail bank branch office and all normal and customary ancillary uses.

         J. Tenant Trade Name: Palmer National Bank, and no other name, subject to the provisions of Section 4.1 below.

         K. Notice Address:

         TO LANDLORD:        Legum & Norman
                             Manager

         WITH A COPY TO:     Kenneth B. Tecler
                             Chen, Walsh, Tecler & McCabe
                             200A Monroe St., Suite 300
                             Rockville, Md. 20850

         TO TENANT:          Dennis Danko
                             Assistant Vice President
                             George Mason Bank
                             4221 Walney Road
                             Chantilly, Va. 22021

         L. Building: as shown on the attached Exhibit A, to be known as The Metropolitan, which is located in Bethesda, Maryland.

         M. Possession Date: Tender of possession of the Premises pursuant to this Lease shall be deemed to have occurred and been accepted on the date set forth in the Possession Notice (as defined in Section 9.1) and such date shall constitute the Possession Date for purposes of this Lease. If the Possession Date is not July 1, 1996, the Possession Date shall be the date that is twenty
(20) days after the Possession Notice (e.g. July 5, 1996 if the Possession Notice is given on June 25, 1996). The Possession Date shall not be deemed to have occurred unless the Landlord shall have completed the Building Improvements contemplated in Section 9.1, including without limitation, the construction of the demising walls separating the Premises from the other portions of the Building and the delivery of electricity and water to the Premises in sufficient capacity to accommodate normal office operations. If water and electricity are not available to the Premises as of the Possession Date or the water supply necessary for connection to the HVAC system is not available to the Premises within thirty (30) days after the Possession Date, the Commencement Date shall be delayed on a day for day basis until available.

         N. Option Term: Three (3) additional terms of five (5) years each on the terms and conditions as provided in the Lease and exercised pursuant to Section 3.4.

        O.  Guarantors: Mason Holding Corporation, a Virginia corporation.

SECTION 1.2. DEFINITIONS.

         A. Common Areas: all improvements, equipment, signs and areas (as the same may be enlarged, reduced, replaced, removed or otherwise altered by Landlord), from time to time, made available by Landlord for the non-exclusive use or benefit of Landlord, Tenant and other tenants, occupants and users of the Building, and their respective employees, agents, subtenants, concessionaires, licensees, customers and invitees, or any of them, which may include (but shall not be deemed a representation as to their availability) the sidewalks, landscaped areas, service corridors, loading dock, roofs, stairs, ramps, and other similar areas and improvements, all as Landlord shall, from time to time, deem appropriate (in its reasonable business judgment).

         B. Concessionaire: any person conducting any business in the Premises by, under or through Tenant under any sublease, concession or license from Tenant, or otherwise, whether or not the same was authorized under the provisions of this Lease.

         C. Floor Space: the number of square feet in the Premises (as set forth in Section 1.1 (A)) or in other space in the Building, shall be established according to Section 2.3.

         D. Interest: one (1) percentage point above the rate of interest (the "Prime Rate") then most recently publicly announced by NationsBank as its "prime rate" or "base rate" as the case may be. Interest shall be adjusted on the first day of each month immediately following a month in which a change in such Prime Rate occurs and such adjustment shall be based upon the average Prime Rate for such immediately preceding month. If accrual or payment of such interest should be unlawful, then interest shall be computed at the maximum legal rate.

         E. Landlord Related Parties: Landlord, its principals, beneficiaries, partners, officers, directors, agents, employees and any Mortgagee(s) (as defined in Section 14.1 below).

         F. Laws: all federal, state, county and local governmental and municipal laws, statutes, ordinances, rules, regulations, codes, decrees, orders and other such requirements, applicable equitable remedies and decisions by courts in cases where such decisions are binding precedents in the state or commonwealth in which the Building is located, and decisions of federal courts applying the Laws of such state or commonwealth, at the time in question.

        G. Lease Year or Partial Lease Year: a period of twelve (12) consecutive calendar months, the first Lease Year commencing on the Commencement Date, if the Commencement Date is the first day of a calendar month, and otherwise on the first day of the first full calendar month following the Commencement Date. Each succeeding Lease Year shall commence on the anniversary date of the first Lease Year. Any portion of the Term which is less than a Lease Year shall be deemed a Partial Lease Year, except that if the Commencement Date occurs on a date other than the first day of a calendar month, then the period commencing on the Commencement Date and ending on the last day of the calendar month in which the Commencement Date occurs shall be included in the first Lease Year.

         H. Leasing Agent: the leasing agent of the Building as designated from time to time by Landlord. The Leasing Agent of the Building is currently Smithy Braedon * Oncor.

         I. Managing Agent: the managing agent of the Building as designated from time to time by Landlord and currently Legum & Norman. If Landlord elects to change the Managing Agent of the Building, Landlord will notify Tenant in writing of such change.

         J. Owner: the person(s) or entity(ies) that holds legal title (whether fee or leasehold) to the Building or the portion thereof in which the Premises are located. The terms "Owner" and "Landlord" have the same meanings for the purposes of this Lease and may be used interchangeably.

         K. Rent: all Base Rent and Additional Rent.

         L. Additional Rent: all sums and charges payable by Tenant to Landlord in addition to the Base Rent including but not limited to Tax Rent and Tenant's Proportionate Share of Landlord's Operating Costs whether or not the same shall be designated as such. Landlord shall have the same remedies for Tenant's failure to pay Additional Rent as for Tenant's failure to pay Base Rent.

         M. Store Space: the aggregate floor space of all commercial premises in the Building available for use by a tenant, whether occupied or vacant.

         N. Tenant Related Parties: Tenant, its principals, beneficiaries, officers, directors, agents, assignees, Concessionaires, agents, contractors, employees, or invitees.

SECTION 1.3. EXHIBITS. The exhibits and manuals listed in this Section 1.3 are attached to this Lease and are hereby incorporated in and made a part of this Lease.

           Exhibit     A             Site Plan indicating Retail Area of Building
           Exhibit     B             Legal Description
           Exhibit     C-1           Landlord's Improvements and
                                     Air Rights Drawings
           Exhibit     C-2           Tenant's Improvements
           Exhibit     D             Sign Criteria
           Exhibit     E             Rules and Regulations
           Exhibit     F-1           Form of Subordination, Non-Disturbance and
                                     Attornment Agreement to Mortgage
           Exhibit     F-2           Form of Subordination, Non-Disturbance and
                                     Attornment Agreement to Air Rights Lease
           Exhibit     G             Air Rights Lease
           Exhibit     H             Method of Measurement for Floor Space
           Exhibit     I             ATM Plan
           Exhibit     J             Operating Cost Formula
           Exhibit     K             Guaranty
           Exhibits L-1 and L-2      Rear Entrance Design
           Exhibits L-3 and L-4      Lobby Entrance Design

                                   ARTICLE II
                            PREMISES AND THE BUILDING

SECTION 2.1. DEMISE. Landlord, in consideration of the Rent to be paid and the other conditions and covenants to be satisfied and performed by Tenant, demises and leases to Tenant, and Tenant leases and takes from Landlord, the Premises, each upon the terms and conditions of this Lease; provided, however, that in addition to other rights provided to or reserved by Landlord in this Lease or otherwise, Landlord shall have (i) the exclusive right to use both the exterior faces of the exterior walls of the Premises, subject to Tenant's signage rights set forth herein and (ii) the right to install, maintain, use, repair and replace pipes, ducts, cables, conduits, vents, utility lines and wires to, in, through, above and below the Premises as and to the extent that Landlord, may from time to time deem appropriate (in its reasonable business judgment) for the proper operation and maintenance of the Building. The Floor Space of the Premises, and Tenants obligation to pay Rent and Additional Rent, will be reduced proportionately to the floor area used to accommodate any such items, including any encasements thereof. Landlord shall encase such pipes, ducts, etc. with appropriate drywall enclosures consistent with the quality of Tenant's build out. Landlord shall use its reasonable efforts to locate said pipes, ducts, cables, conduits, plumbing vents, utility lines and/or wires in non-sales areas of the Premises, however, to the extent any of the same are located within sales areas of the Premises, they shall not be visible to the public.


SECTION 2.2. CHANGES TO BUILDING. Exhibit A sets forth the general layout of the Building but is not, and shall not be deemed to be, a warranty, representation or agreement on the part of Landlord that all or any part of the Building is, will be, or will continue to be, configured as indicated on Exhibit A. In addition to other rights provided to or reserved by Landlord under this Lease, Landlord hereby reserves the right, at any time and from time to time, to (i) make alterations or additions to, build additional stories on, and demolish or otherwise change, all or any part of any buildings or other improvement in or about the Building, and build other buildings or improvements in or about the Building; (ii) operate the remainder of the area adjacent and contiguous to the Building as a residential rental facility; and (iii) convey portions of the Building to others or withdraw portions from the Building. Tenant consents to the performance of all work deemed appropriate by Landlord to accomplish any of the foregoing, and any inconvenience caused thereby; provided, however, that Landlord agrees at all times to use reasonable efforts to minimize the interference with Tenant's business in the Premises. The design and performance of such work shall be in the sole discretion of Landlord. None of the Landlord Related Parties (as defined in Section 1.2(E) above) shall be subject to any liability as a result of any change in the Building, nor shall the same, in and of itself, entitle Tenant to any compensation or diminution of Rent, or entitle Tenant to terminate this Lease or constitute an actual or constructive eviction. Notwithstanding anything to the contrary contained in this Lease, Landlord shall not change the dimensions or location of the Premises or materially obstruct access to or visibility of the Premises without Tenant's consent (which consent shall not be unreasonably withheld or delayed), unless Landlord is required to do any of the foregoing by reason of any Law (as defined in Section 1.2(F) above) as a result of any cause beyond the reasonable control of Landlord, or in accordance with the provisions of Articles XI or XII below or unless such access and/or visibility is temporarily affected as a result of repairs, remodeling, redevelopment, renovation or other construction to the Building. Landlord shall use due diligence to complete all such repairs, remodeling, renovations, redevelopment or other construction and restore visibility of and access to the Premises as soon as reasonably practicable.

SECTION 2.3. MEASUREMENT OF FLOOR SPACE OF THE PREMISES. Upon substantial completion by Tenant of the initial Tenant improvements (as defined in Section 9.2), Landlord's architect shall measure the square footage of the Premises. Landlord shall deliver written notice (the "Measurement Notice") to Tenant specifying the square footage so measured which square footage shall be deemed the "Floor Space of the Premises". The Landlord's measure of the Floor Space shall be accompanied by a certificate of the Landlord's architect certifying to Tenant that the Floor Space is a correct measure of the rentable area of the Premises based on the standards of measurement attached hereto as Exhibit H. Tenant shall have the right at any time, at Tenant's expense (except as provided in the next sentence), to cause its own architect to measure the Floor Space of the Premises based on the same standards of measure. If the Tenant's measure shows a discrepancy of more than five percent (5%), as compared to the Landlord's measure, the Landlord shall pay for the Tenant's measure. If the Tenant's measure shows any discrepancy, up or down, the Floor Space will be adjusted, subject to Landlord's right, at Landlord's expense, to verify the discrepancy, and the Rent will be adjusted accordingly, retroactive to the Commencement Date. The amount of the adjustment, if Rent shall be retroactively decreased, will be credited against the Tenant's payments of Base Rent next coming due. If the Rent is adjusted upward retroactively, the difference shall be due in a lump sum within thirty (30) days after verification of the measure.

                                   ARTICLE III
                                      TERM

SECTION 3.1. TERM.

         A. The Term shall commence at 12:00 A.M. on the Commencement Date and shall end at 11:59 P.M. on the Termination Date. Tenant and Landlord shall confirm the Commencement Date in writing.

         B. This Lease is contingent on Tenant obtaining the approval of the United States Office of the Comptroller of the Currency and other applicable regulatory agencies which Tenant agrees to pursue diligently. In the event Tenant has not notified Landlord in writing of the denial of approval within ninety (90) days of execution hereof, this Lease shall be deemed to be in full force and effect.

SECTION 3.2. SURRENDER OF PREMISES. On the Termination Date (whether by lapse of time, casualty or otherwise), Tenant shall quit and surrender the Premises in accordance with the terms of this Lease and in good order, condition and repair, ordinary wear and tear and damage caused by fire or other casualty excepted. Tenant shall also deliver all keys for the Premises as specified by Landlord, and inform Landlord of all combinations on locks, safes and any vaults in the Premises.

SECTION 3.3. HOLDING OVER.

         A. This Lease shall terminate on the Termination Date pursuant to the terms of this Lease without the necessity of notice from either Landlord or Tenant. Tenant's occupancy subsequent to the Termination Date, whether or not with the consent of Landlord, shall be deemed to be that of a tenancy at sufferance, subject to all the terms, covenants, and conditions of this Lease, except that for each day Tenant holds over the Rent shall be one and one-half (1 1/2) times the Base Rent payable in the last year of the Term divided by three hundred sixty-five (365) ("Holdover Rent"). No extension or renewal of this Lease shall be deemed to have occurred by any holding over.

         B. In addition to paying to Landlord the Holdover Rent, if Tenant fails to surrender the Premises to Landlord on the Termination Date as required by this Lease, Tenant shall indemnify, defend (with counsel reasonably acceptable to Landlord) and hold the Landlord Related Parties harmless from and against all reasonably foreseeable loss, liability, damages and expense (including, without limitation, attorneys' fees) sustained or incurred by any of the Landlord Related Parties on account of or resulting from such failure, including, without limitation, claims made by any succeeding tenant of all or any part of the Premises.

         C. Notwithstanding anything contained herein to the contrary, if Landlord and Tenant elect to negotiate a renewal of this Lease or a new Lease after the expiration of any and all extension periods, during the period of their negotiations occurring after the Termination Date (as the same may be extended pursuant to any extension periods), Tenant shall continue to pay the Rent payable in the last Lease Year or Partial Lease Year of the Term, provided that any annual or other periodic escalation of Rent set forth in the Lease shall continue during the Holdover period as if said Holdover period was part of the original Term. Notwithstanding anything to the contrary contained herein, neither Landlord nor Tenant shall have any obligation to commence to negotiate, or to continue negotiation of, a renewal of this Lease or a new lease covering the Premises and in the event that such negotiation is not commenced or such negotiation is discontinued at any time by either party in its sole discretion, Tenant shall be liable to pay Holdover Rent retroactive to the first day of the Holdover period as aforesaid.

Section 3.4 OPTION TERMS. As tong as Tenant is not in default hereunder, Tenant shall have the option to renew this Lease for an additional term of five (5) years (the "First Option Term") and a second additional term of five (5) years (the "Second Option Term") and a third additional term of five (5) years (the "Third Option Term") by giving Lessor at least one hundred eighty (180) days notice in writing prior to the end of the Lease Term or the First Option term or the Second Option Term as the case may be, of its intent to exercise such option. During the Option Term all provisions of this Lease shall remain in effect including the terms for adjustment of the Basic Rent and the Termination Date shall be adjusted to the last day of the fifth (5th) Lease Year of the applicable Option Term.

         (i) The Base Rent for the first year in each Option Term shall be an amount equal to (a) Thirty Three Dollars ($33.00) times the Floor Space of the Premises multiplied by (b) eighty percent (80%) of a fraction, the numerator of which is the most recently published CPI Index as of the date that is one hundred eighty (180) days prior to the commencement of the Option and the denominator of which is the most recently published CPI Index as of the Commencement Date. Base Rent during each Option Term shall be increased as of the third (3rd) and fifth (5th) anniversaries of the first day of the Option Term by an amount equal to 6.09% of Base Rent for the immediately preceding two
(2) year period, and shall remain in effect until the next adjustment (or the termination of the Option Term, as applicable). The "CPI Index" shall mean United States Bureau of Labor Statistics CPI for Urban Wage Earners and Clerical Workers (CPI-W) for Washington D.C. SMSA (1967 = 100).

                                   ARTICLE IV
                        USE AND OPERATION OF THE PREMISES

SECTION 4.1. USE AND TRADE NAME. Tenant shall use the Premises solely for the Permitted Use and for no other purpose, and shall operate its business on the Premises solely under the Tenant Trade Name and under no other name; provided, however, Tenant may change its Trade Name to George Mason Bank or any other Trade Name without Landlord's written consent provided: (i) the use of the trade name proposed shall be consistent with the trade name used by Tenant or any related entity in its banking operations in other locations, (ii) Tenant shall install new internally illuminated storefront signage with Tenant's new trade name and Tenant shall make all necessary modifications to the sign band and/or the bulkhead of the Premises at its sole cost and expense and in accordance with Landlord's specifications and design criteria for the Building and Exhibit D attached hereto; (iii) Tenant shall reimburse Landlord the reasonable expenses incurred by Landlord in modifying any directories that reference Tenant's store to reflect the new Trade Name; and (iv) Tenant notifies Landlord of its change of Trade Name at least sixty (60) days prior to said change. On or before the thirtieth (30th) day after Tenant changes its trade name, Tenant shall submit drawings to Landlord for Landlord's review and approval prior to the installation of the sign and/or modification of the sign band and/or bulkhead.

SECTION 4.2. CONTINUOUS OPERATION BY TENANT.

         A. Tenant shall conduct its business on the Premises at all times consistent with reputable business standards and practices and operate the entire Premises continuously and uninterruptedly during all of the hours set forth below, during the entire Term in accordance with the terms of this Lease.

SECTION 4.3. STORE HOURS. Tenant shall conduct its business in the Premises during normal banking hours.

SECTION 4.4. ADDITIONAL OPERATIONAL COVENANTS. Tenant covenants and agrees, at all times during the Term and such other times as Tenant occupies the Premises or any part thereof, to comply, at its own cost and expense, with the following:

        A. Any handling of freight or deliveries to or from the Premises shall be made in a manner which is consistent with practices normally utilized in a first class retail facility located within a multi-family high rise residential building and only at such times, in the areas and through the entrances and exits designated by Landlord.

         B. All garbage and other refuse shall be kept inside the Premises in the kind of container specified by Landlord and shall be placed in the manner and at the times and places specified by Landlord. If Landlord elects to furnish or designate such service for the removal and/or recycling of garbage and other refuse, Tenant shall use the service furnished or designated by Landlord, but Tenant shall not be obligated to pay more for such service than the prevailing competitive rates charged by reputable, independent trash removal and/or recycling contractors for the same service on a direct and individual basis. If furnished or billed by Landlord, Tenant shall pay for such service monthly as additional rent. Landlord may also provide trash compactors for compacting Tenant's trash and add the cost thereof to Landlord's Operating Costs as defined in Section 6.3. If Landlord does not provide such service, Tenant shall be solely responsible for the removal (including any recycling required by any applicable Law) of all garbage and other refuse from the Premises and shall pay promptly all charges therefor.

         C. Tenant shall not (i) suffer, allow or permit any vibration, noise, odor or flashing or bright light to emanate from the Premises; (ii) paint or cause to be displayed, painted or placed, any handbills, bumper stickers or other advertising devices on any vehicle(s) parked in the parking area(s) of the Building, whether belonging to Tenant, its employees, or any other person(s);
(iii) solicit business or distribute, or cause to be distributed, in the Common Areas any handbills, promotional materials or other advertising; (iv) conduct or permit any other activities in the Premises that might constitute a nuisance;
(v) permit the parking of vehicles so as to interfere with the use of any driveway, corridor, walkway, parking area, mall or any other Common Area; or
(vi) use or occupy the Premises or do or permit anything to


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
be done therein which in any manner might reasonably be expected to cause injury or damage in or about the Building.

         D. Tenant shall use and allow to be used all plumbing within the Premises and the Building only for the purpose for which it is designed, and no foreign substance of any kind shall be thrown therein. The expense of any breakage, stoppage or damage resulting from a violation of this provision shall be paid for by Tenant upon demand.

         E. Tenant shall contract for and utilize termite and pest extermination services for the Premises as necessary.

         F. Tenant shall keep any display windows or signs in or on the Premises well lighted during, at a minimum, all such hours and days that the Building is lighted by Landlord.

         G. Tenant shall contract for and utilize a window cleaning service and maintain the windows in the Premises in a reasonably clean condition and in a manner consistent with a first class retail facility. If Tenant fails to keep its windows clean, Landlord may cause the same to be kept clean (through a service or otherwise) and Tenant shall pay the cost thereof upon demand.

         I. Tenant shall pay before delinquency all fees and charges and shall maintain all licenses and permits required for Tenant to lawfully use the Premises as contemplated by this Lease.

         J. Tenant shall not conduct or permit to be conducted any auction, fire, "going out of business" or similar type of sale; provided, however, that this provision shall not restrict the absolute freedom (as between Landlord and Tenant) of Tenant to determine its own selling prices nor shall it preclude periodic, seasonal or promotional sales held in the ordinary course of business.

         K. Tenant shall not place a load on any floor in the Building exceeding the load which it was designed to carry, nor shall Tenant install, operate or maintain thereon any heavy item or equipment except in such manner as to achieve a proper distribution of weight.

         L. Tenant shall not install, operate or maintain in the Premises or in any other area of the Building any electrical equipment which does not bear the Underwriters Laboratories seal of approval, or its equivalent, or which would overload the electrical system or any part thereof beyond its capacity for proper, efficient and safe operation as determined by Landlord (in its reasonable business judgment), taking into consideration the overall electrical system and the present and future requirements therefor in the Building.

         M. To the extent required by Landlord (in its reasonable business judgment), or any applicable Law, Tenant shall provide sound barriers for all mechanical systems installed by Tenant and serving the Premises.

         N. Tenant shall not store, display, sell, or distribute any dangerous materials without the prior written consent of Landlord.

         0. Tenant shall not sell, distribute or display any item or provide any service in any manner which, in Landlord's good faith judgment, is inconsistent with the quality of operation of the Building or may tend to injure or detract from the moral character or image of the Building within the community. Without limiting the generality of the foregoing, Tenant shall not permit any "adult" entertainment or nudity in the Premises and shall not sell, distribute or display any paraphernalia commonly used in the use or ingestion of illicit drugs, or any x-rated, pornographic or so-called "adult" newspaper, book, magazine, film, picture, video tape, video disk, or other similar representation or merchandise of any kind.

         P. Tenant shall comply with and shall cause the Premises to comply with all Laws affecting the Premises or any part or the use thereof.

         Q. Tenant shall comply with and observe all other reasonable rules and regulations established by Landlord, from time to time, provided such rules and regulations shall be uniformly and non-discriminatorily applicable to all other similarly situated Store Space tenants. (Exhibit E)

SECTION 4.5. SIGNS AND ADVERTISING. Tenant shall not place or permit to be placed on the exterior of the Premises or the door, window or roof, any sign, decoration, lettering or advertising matter visible from outside the Premises without Landlord's prior written approval, except that Tenant may utilize such material within the Premises on a temporary basis (collectively, the "Temporary Signs") to advertise special sales or promotional events without Landlord's approval provided that such Temporary Signs are professionally made, in good taste and not taped to any window of the Premises. Tenant may also utilize tastefully designed and professionally prepared lettering display, which may be affixed to the windows. Tenant shall submit to Landlord reasonably detailed drawings of its proposed signs (other than Temporary Signs) for review and approval by Landlord prior to utilizing same. All signs, awnings, canopies, decorations, lettering, advertising matter or other items used by Tenant shall be insured and maintained at all times by Tenant in good condition, operating order and repair and shall be in accordance with the sign criteria set forth on Exhibit D attached. Flashing signs are prohibited. Tenant shall install one internally illuminated, individually lettered sign or other type of sign as specified by Landlord above the storefront of the Premises and professionally lettered name signs on its service doors both in accordance with plans and specifications therefor approved by Landlord.

         Landlord shall have the right, after twenty-four (24) hours prior written notice to Tenant and without any liability for damage to the Premises reasonably caused thereby, to remove any items displayed or affixed in or to the Premises which Landlord determines (in its reasonable business judgment) to be in violation of the provisions of this Section 4.5.

         For a period of ninety (90) days following the Commencement Date, Landlord shall permit Tenant to utilize a banner with dimensions of 5' by 26.5' on the exterior of the Building at the intersection of Woodmont Avenue and Old Georgetown Road advertising the opening of the Bank. The sign shall be in accordance with all Montgomery County sign ordinances and standards and shall not obstruct passage or visibility of other facilities in the Building.

SECTION 4.6. TENANT'S USE OF EXTERIOR WALLS. No radio or television aerial or other device shall be erected above or on exterior walls of the Premises or the building in which the Premises are located without first obtaining Landlord's written consent.

SECTION 4.7. ATM FACILITY. Subject to review and approval of plans submitted by Tenant to Landlord, Tenant shall be permitted to install an ATM Facility, at its cost, in the Premises with exterior access as shown on

Exhibit A. Any costs to modify the Common Areas, including architectural, design and construction expenses, to accept the ATM Facility shall be paid by Tenant. The ATM Facility location shall not unreasonably interfere with use of the Common Areas by pedestrians and Landlord shall have no responsibility for security therefor except as may otherwise be provided herein. Landlord approves the location of the ATM and conceptual plan attached as Exhibit I.

SECTION 4.8. VAULT LOCATION. Subject to review and approval of the plans submitted by Tenant to Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, Tenant shall be permitted to install a bank vault, at its cost in the Premises. The vault shall not be located in a manner to be of such weight as to exceed the loads which the floor in the building is designed to carry and shall not otherwise unreasonably interfere with operations of the building by Landlord.

                                    ARTICLE V
                                      RENT

SECTION 5.1. RENT PAYABLE.

        A. Tenant shall pay the Base Rent payable under this Lease to Landlord, without prior demand therefor or any setoff or deduction whatsoever, at the times set forth in this Lease in lawful money of the United States, at the place designated from time to time by Landlord by notice given to Tenant. Unless another time shall be expressly provided for payment, Additional Rent shall be due and payable within ten (10) days after demand or together with the next succeeding installment of Base Rent, whichever shall first occur. Tenant's covenant to pay Rent shall be independent of every other covenant set forth in this Lease. Tenant shall also pay to Landlord all applicable sales or other taxes which may be imposed on any item of Rent at the same time as such item of Rent is due and payable to Landlord (excluding income and franchise taxes applying generally to Landlord, construction impact taxes, and transfer and recording fees and taxes). In addition to constituting a default under this Lease, if Tenant shall fail to make any payment of Rent when due, Tenant shall pay a late charge of One Hundred Dollars ($100.00) to reimburse Landlord for its additional administrative costs in processing such payment. Unless Landlord notifies Tenant otherwise, all Rent payments shall be made payable and sent to:
Legum and Norman Managing Agent.

         B. Any payment by Tenant or acceptance by Landlord of a lesser amount than shall be due from Tenant to Landlord shall be treated as payment on account. The acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon or in any letter accompanying such check, that such lesser amount is payment in full shall be given no effect, and Landlord may accept such check without prejudice to any other rights or remedies which Landlord may have against Tenant.

SECTION 5.2. PAYMENT OF BASE RENT. Tenant shall pay to Landlord the Base Rent provided in Section 1.1 (E), in equal monthly installments, in advance, commencing on the Commencement Date and on the first day of each and every calendar month thereafter throughout the Term; provided, however Tenant shall be entitled to a rent abatement of one-half (1/2) of the Base Rent on the first six
(6) monthly installments due under this Lease.

SECTION    5.3. INTENTIONALLY DELETED.

SECTION    5.4. INTENTIONALLY DELETED.

SECTION    5.5. INTENTIONALLY DELETED.

SECTION    5.6. INTENTIONALLY DELETED.

SECTION 5.7. TAXES. The term "Taxes" shall mean all federal, state, local governmental, special district and special service area taxes and assessments, exactions, (including, without limitation, lease, rent or occupancy taxes) including any payment in lieu thereof and other governmental charges and levies, general and special, ordinary and extraordinary, unforeseen as well as foreseen of any kind and nature (including interest thereon whenever the same may be payable in installments) which Landlord shall pay or become obligated to pay or which are or shall become levied, due and payable or liens upon, assessed directly or indirectly against (of fairly allocable to) the Store Space in the Building (or any of the rents received therefrom) arising out of the use, occupancy, ownership, leasing, management, repair, replacement or operation of the Building, any part thereof, appurtenance thereto or property, fixtures or equipment therein imposed by any authority having jurisdiction over the Building or any part thereof, but excluding transfer and recordation taxes or taxes related to construction of the Building, if any, in the amount billed and payable immediately prior to the date the same are delinquent together with the costs (including, without limitation, reasonable attorneys' fees) of any negotiation, contest or appeal pursued by Landlord to reduce or prevent an increase in any portion of such Taxes (collectively, a "Tax Appeal"), regardless of whether any reduction or limitation is obtained, and all of Landlord's administrative costs with respect to a Tax Appeal, all of which shall arise during the Term or which shall be attributable to the period included in the Term. No inheritance, estate, franchise, corporation, income or profit tax that is or may be imposed upon Landlord personally shall be deemed to be included in "Taxes". Notwithstanding anything contained herein to the contrary, Tenant's obligation hereunder to reimburse Landlord for payment of Taxes shall not include penalties imposed for late payment of Taxes.

SECTION 5.8. PAYMENT OF TAX RENT.

        A. Tenant's proportionate share of Taxes (the "Tax Rent") for each Tax Year (as hereinafter defined) shall be computed by multiplying the amount of the Taxes, by a fraction, the numerator of which shall be the Floor Space of the Premises and the Denominator of which shall be the floor space of the Store Space (excluding the Floor Space of any Separately Assessed Tenants as hereinafter defined). "Separately Assessed Tenants" shall mean any tenant or group of tenants (excluding Tenant) whose premises within the Building are separately assessed and included on a separate tax bill and who is or are obligated to pay the entire amount of such tax bill directly to the taxing authorities or to Landlord. The term "Tax Year" means each twelve (12) month period established as the real estate tax year by the taxing authorities having jurisdiction over the Building.

        B. Tax Rent shall be paid by Tenant in equal monthly installments in such amounts as are reasonably estimated and billed by Landlord for each Tax Year during the Term, with the first installment being due on the Commencement Date and each succeeding installment being due on the first day of each calendar month thereafter. If at any time during a Tax Year (or after a Tax Year if the final amount of the Taxes has not been determined) it shall appear that Landlord has underestimated the Tax Rent for such Tax Year, Landlord may adjust the amount of the monthly installments of Tax Rent and bill Tenant for any deficiency which may have accrued during such Tax Year. After Landlord's receipt of the final tax bills for each Tax Year, Landlord shall notify Tenant of the amount of Taxes for the Tax Year in question and the amount of the Tax Rent for such Tax Year. Any overpayment or deficiency in the Tax Rent for such Tax Year shall be adjusted between Landlord and Tenant as follows: Tenant shall pay Landlord or Landlord shall credit to Tenant's account (or, if such adjustment is at the end of the Term, pay Tenant), as the case may be, within thirty (30) days after the aforesaid notification to Tenant, the amount of any such excess or deficiency of Tax Rent paid or payable by Tenant.

SECTION 5.9. RENT FOR A PARTIAL MONTH. For any portion of a calendar month included at the beginning or end of the Term, Tenant shall pay 1/30th of each monthly installment of Rent for each day of such portion in advance at the beginning of such portion.

SECTION 5.10. RENT FOR A PARTIAL LEASE YEAR. During any Partial Lease Year for each item of Rent which is calculated on an annual basis but payable in monthly installments (such as, but not limited to, Marketing Fund Dues), Tenant shall pay an amount equal to the product arrived at by multiplying the annual amount of such item of Rent payable for the first full Lease Year, in the case of a Partial Lease Year at the beginning of the Term, or for the last full Lease Year, in the case of a Partial Lease Year at the end of the Term, by a fraction, the numerator of which shall be the number of days in the Partial Lease Year and the denominator of which shall be 360.

SECTION 5.11. TAXES ON TENANT'S PERSONAL PROPERTY. If any such tax, excise on rents or other imposition, (other than Landlord's ordinary income taxes or franchise taxes) however described, is levied or assessed by any taxing authority on account of Tenant's interest in this Lease, Landlord's receivables, the Rent, Tenant's inventory, the Leasehold Improvements, any Tenant Property, or if any other taxes are imposed upon this Lease, Tenant's right to occupy the Premises, Tenant's investment or business operation in the Premises (including, without Limitation, any and all documentary stamps or similar taxes, transfer or recordation taxes for the sale or lease of the Premises assessed upon this Lease or the consideration received by Landlord by reason of this Lease), then Tenant shall be responsible therefor and shall pay the same before delinquency. If any taxing authority requires that any such tax or excise on rents or other imposition, however described, for which Tenant is responsible (other than the Taxes included in the calculation of the Tax Rent) be paid by Tenant, but collected by Landlord for and on behalf of such taxing authority and forwarded by the Landlord to such taxing authority, then the same shall be paid by Tenant to Landlord at such times as such taxing authority shall require and be collectible by Landlord and the payment thereof enforced in the same fashion as provided for the enforcement of payment of Rent.

                                   ARTICLE VI
                                  COMMON AREAS

SECTION 6.1. USE OF COMMON AREAS. During the Term, Tenant, its employees, agents and customers shall have a non-exclusive license, in common with Landlord and all others to or for whom Landlord has given or may hereafter give rights to use the Common Areas (as the same may exist from time to time), but such license shall at all times be subject to the exclusive control and management by Landlord and such reasonable rules and regulations as Landlord may, from time to time, impose.

SECTION 6.2. MANAGEMENT AND OPERATION OF COMMON AREAS. Landlord shall operate, decorate, repair, equip and maintain, or shall cause to be decorated, operated, repaired, equipped and maintained, the Common Areas in a manner deemed by Landlord, in its reasonable business judgment, to be appropriate and lawful, including those Laws relating to handicap accessibility. In connection with the exercise of its rights under this Section 6.2, Landlord may: (i) erect, install, remove and lease, kiosks, planters, pools, sculpture and other improvements within the Common Areas for repair or to preserve public safety or to avoid a public dedication; (ii) enter into, modify and terminate easements and other agreements pertaining to the use and maintenance of any part of the Building;
(iii) close temporarily all or any portion of the Common Areas; (iv) close all or any portion of the Building and in connection therewith, seal off all access to the Building or any portion thereof to such extent as may, in the sole opinion of Landlord, be necessary to prevent a dedication thereof or the accrual of any rights to any person or to the public thereon; (v) temporarily suspend any and all services, facilities and access by the public to all or any part of the Building on legal holidays or due to any event beyond the reasonable control of Landlord; and (vi) do and perform any other acts in and to said Common Areas as, in the exercise of good business judgment, Landlord shall deem advisable. Except as provided hereinabove, Landlord shall not obstruct the Common Areas or the area immediately in front of the Premises.

SECTION 6.3. "LANDLORD'S OPERATING COSTS" DEFINED. The term "Landlord's Operating Costs" shall mean all costs and expenses incurred in a manner deemed by Landlord, in its reasonable business judgment, to be appropriate and for the best interest of the Store Space in connection with the operation, equipping, replacement, maintenance and repair of the Store Space in the Building (and all systems, structures and Common Areas related thereto), including, without limitation, to the extent fairly allocable to the Store Space, the costs and expenses of: (i) lighting, cleaning, excluding windows, and painting of the Common Areas, (ii) removing snow, ice, garbage, trash and debris from the Common Areas, (iii) operating, maintaining, repairing and replacing, conduits and similar items, fire protection systems, sprinkler systems, security alarm systems, storm and sanitary drainage systems and other utility systems, signs and markers for the Building and Common Areas, (iv) expanding, adding to or reconfiguring the Common Areas, (v) all insurance applicable to the Building with types, amounts, and deductibles determined by Landlord; (vi) interior and exterior planting, replanting and replacing flowers, shrubbery, plants, trees, and other landscaping of the Common Areas; (vii) complying with any environmental standards and complying with any other Laws pertaining to the Building; (viii) all repairs, equipping, operation, maintenance, replacement and improvements of or to the Building serving the Store Space, including, without limitation, floors, ceilings, roofs, windows, and any other portions of the structure pertaining to the Common Areas and; (ix) the purchase, maintenance, repair and inspection of all machinery and equipment used in the operation or maintenance of the Building and all personal property taxes and other charges incurred in connection with such machinery and equipment; (x) all license and permit fees and any and all parking surcharges that may result from any Laws, including the cost of obtaining and operating public transportation or shuttle bus systems, if the same are deemed advisable by Landlord or are required by any applicable Laws; (xi) personnel, including, without limitation, security and maintenance personnel employed in connection with the operation, maintenance and repair of the Building, and all costs and expenses relating to the employment of such personnel, including, without limitation, the salaries, benefits and insurance costs of such personnel, provided that Landlord shall make a reasonable allocation of the costs and expenses of any management and maintenance personnel that perform services for properties other than the Building amongst the properties (including the Building) for which such personnel perform services; and (xii) all utility costs relating to the Common Areas, if any. Operating Costs shall be calculated in a manner that is consistent with the calculation attached as Exhibit J.

        Landlord's Operating Costs shall not include, however: (a) depreciation;
(b) costs of repairs and replacements to the extent that proceeds of insurance or condemnation awards are received therefor; (c) the cost of a "Capital Expenditure" as defined under the Internal Revenue Code Section 263 and the regulations prescribed thereunder unless such cost is amortized over the "useful life" of such Capital Expenditure, in which event Landlord's Operating Costs for each year included in the period selected by Landlord shall include the cost of such Capital Expenditure as amortized over such period; (d) fines, penalties or damage awards or settlements resulting from Landlord's breach of this Lease or imposed upon Landlord by any governmental authority as a result of the violation of any Law, by any of the Landlord Related Parties; (e) the cost of any item or service to the extent of any direct reimbursement Landlord actually receives with respect thereto from Tenant or any other tenant or occupant of the Building (other than reimbursement Landlord receives through payment of a proportionate or other share of Landlord's Operating Costs); (f) the cost of building out leasable space in preparation for occupancy (excluding any portion of said cost that results from repairs, replacements or maintenance work that would otherwise have been performed or were otherwise required); (g) the amount of brokerage commissions paid by Landlord in connection with the leasing of space by Landlord in the Building; (h) principal and interest payments to service the debt under any mortgage secured by the Building; (i) lease rentals under any ground or underlying lease affecting the Building; (j) Taxes and Tax Rent; and (k) the cost of construction of new floor space. Operating Costs also shall not include
(a) any costs or expenses incurred in altering, painting, decorating or preparing other rentable areas in the Building or of furnishing any gas, electricity, water, sewer or other utility, or any heating, ventilation or air conditioning to any one or more tenants of the Store Space if any such utility is not furnished generally by Landlord to all tenants in the Store Space, (b) any services or costs relating primarily to the residential portions of the Building, (c) any advertising or marketing costs, (d) legal fees and other costs incurred by Landlord in disputes with particular tenants of the Building, (e) insurance deductibles, (f) wages and benefits of any Building employee at or above the grade of assistant manager, (g) any cost for which landlord is entitled to payment from a particular tenant, (h) legal and other costs for the preparation of form leases and other materials for the Building, (i) legal and other costs in negotiating leases with particular tenants, or (j) other costs that are not typically passed along to tenants by landlords in similar projects.

SECTION 6.4. TENANT'S PROPORTIONATE SHARE OF LANDLORD'S OPERATING COSTS. In and for each Operating Cost Year (as hereinafter defined) or partial Operating Cost Year during the Term, Tenant shall pay Landlord, as additional rent, a proportionate share of Landlord's Operating Costs attributable to the Store Space ("Tenant's Proportionate Share of Landlord's Operating Costs"), which shall be computed by multiplying the amount of the Landlord's Operating Costs by a fraction, the numerator of which shall be the Floor Space of the Premises and the denominator of which shall be the Floor Space of the Store Space. Tenant's Proportionate Share of Landlord's Operating Costs shall otherwise be paid and adjusted in the same manner the Tax Rent is paid and adjusted pursuant to
Section 5.8 "Operating Cost Year" shall mean each twelve month period established by Landlord (from time to time) as the Operating Cost Year at the Building. Notwithstanding anything in this Lease to the contrary, there will be no duplication in charges to the Tenant by reason of the provision in this Lease setting forth Tenant's obligation to reimburse Landlord for Landlord's Operating Costs or by reason of any other provision in this Lease.

         Tenant shall have the right, not to exceed once per Lease Year, at any time during normal business hours after not Less than five (5) days' prior written notice to Landlord, to cause an examination or complete audit to be made of Landlord's Operating Costs by an independent certified accountant. If any audit or examination by such accountant shall disclose that Tenant has overpaid Tenant's Proportionate Share of Landlord's Operating Costs, Landlord shall pay to Tenant, within thirty (30) days of Tenant's delivery to Landlord of written demand, which written demand shall be supported by the documentation evidencing the overpayment rendered by the accountant aforesaid, the amount of such evidenced overpayment by Tenant. If any audit or examination by such accountant shall disclose that Tenant has underpaid Tenant's Proportionate Share of Landlord's Operating Costs, Tenant shall pay to Landlord, within thirty (30) days of ascertainment thereof by Tenant's accountant, the amount of such evidenced underpayment by Tenant. If Tenant's audit of Operating Expenses reveals an error of five percent (5%) or more in Landlord's calculation thereof, Landlord shall reimburse Tenant for the cost of Tenant's audit within ten (10) days after Tenant submits to Landlord Tenant's invoice therefor.

                                   ARTICLE VII
                                    UTILITIES
SECTION 7.1. UTILITY CHARGES.

        A. Tenant shall pay all rents and charges for water, sewer, electricity, gas, heat, steam, hot and/or chilled water, air-conditioning, ventilating, telephone service and other utilities directly supplied to the Premises, and separately metered or submetered (the "Utility Charges"), when the same become due. If any such utilities are not separately metered or submetered, then in addition to Tenant's payments of separately metered charges, Tenant shall pay to Landlord on, at Landlord's option, either the first day of each calendar month or within ten (10) days after receipt of a bill therefor, Tenant's proportionate share of such Utility Charges which shall be calculated as follows: the Utility Charges for such utilities shall be multiplied by a fraction, the numerator of which shall be the Floor Space of the Premises and the denominator of which shall be the total Floor Space occupied by tenants in the Store Space using such utilities. Landlord may, at any time, install submeters in connection with any or all the utility services furnished to the Premises and thereupon collect all or any part of the Utility Charges directly from Tenant provided that such Utility Charges shall not exceed the rates Tenant would be charged if billed directly by the local utility therefor for the same services. Landlord, in its sole discretion, shall have the right, at all times, to alter any and all utilities, and the equipment relating thereto, serving the Building or any portion thereof, provided such alteration by Landlord does not result in a diminution or interruption (except a pre-announced brief interruption) of the utility service to the Premises. Tenant shall execute and deliver to Landlord without delay such documentation as may be required to effect such alteration.

        B. If Tenant shall require natural gas for the operation of Tenant's business in the Premises, Tenant shall, at its own expense, arrange for such natural gas utility service from the local gas company in a manner approved by Landlord (which approval shall not be unreasonably withheld).

SECTION 7.2. DISCONTINUANCES AND INTERRUPTIONS OF SERVICE. None of the Landlord Related Parties shall be liable to Tenant in damages or otherwise for the quality, quantity, failure, unavailability, discontinuance or disruption of any utility service (including any discontinuance pursuant to the immediately succeeding sentence) and the same shall not (i) constitute a termination of this Lease; (ii) an actual or constructive eviction of Tenant; or (iii) entitle Tenant to an abatement of Rent or other charges (except as specifically set forth herein). Landlord shall attempt to resolve any such disruption, discontinuance or unavailability of any utility service promptly after notice. Tenant shall have the right to abate Rent on a day-for-day basis if the interruption in electricity, water, or HVAC services continues for more than ten
(10) consecutive days. Landlord also reserves the right to discontinue, without notice to Tenant, any heating, ventilation, air-conditioning or other utility services furnished by Landlord at any time if Tenant fails to pay timely any Utility Charges due under this Lease.

                                  ARTICLE VIII
                             INDEMNITY AND INSURANCE

SECTION 8.1. INDEMNITIES.

        A. Except for losses, liabilities, obligations, damages, penalties, claims, costs, charges, and expenses resulting from the negligence or willful misconduct of any of the Landlord Related Parties, Tenant shall indemnify, defend and hold the Landlord Related Parties harmless against and from all losses, liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including, without limitation, reasonable architects' and attorneys' fees, which may be imposed upon, incurred by, or asserted against any of the Landlord Related Parties and arising, directly or indirectly, out of or in connection with the use or occupancy or maintenance of the Premises by, through or under Tenant, and (without limiting the generality of the foregoing) any of the following occurring during the Term: (i) any work or thing done in, on or about the Premises or any part thereof by any of the Tenant Related Parties;
(ii) any use, nonuse, possession, occupation, condition, operation, maintenance or management of the Premises or any part thereof; (iii) any act or omission of Tenant or any of the Tenant Related Parties (but as to Tenant's invitees, only to the extent such act or omission occurs within the Premises); (iv) any injury or damage to any person or property occurring in, on or about the Premises or any part thereof; or (v) any failure on the part of Tenant to perform or comply with any of the covenants, agreements, terms or conditions contained in this Lease with which Tenant, on its part, must comply or perform. In case any action or proceeding is brought against any of the Landlord Related Parties by reason of any of the foregoing, Tenant shall, at Tenant's sole cost and expense, resist or defend such action or proceeding by counsel approved by Landlord, which approval shall not be unreasonably withheld.

        B. Except for losses, liabilities, obligations, damages, penalties, claims, costs, charges, and expenses resulting from the negligence or willful misconduct of any Tenant Related Parties, the Landlord shall indemnify, defend and hold the Tenant Related Parties harmless against and from all losses, liabilities, obligation, damages, penalties, claims, charges, costs and expenses, including without limitation, reasonable architect's and attorney's fees which may be imposed upon, incurred by or asserted against any of the Tenant Related Parties and arising directly or indirectly out of, or in connection, with the use or occupancy or maintenance of the Common Areas by, through or under Landlord, Landlord's negligence or willful misconduct in the construction, maintenance, repair or operation of the Building, defects in the construction of the building, any breach by Landlord of the Air Rights Lease referred to in Section 14.6 hereof, and the release of or incorporation into the Building of any Hazardous Materials by or on behalf of the Landlord.

SECTION 8.2. LANDLORD NOT RESPONSIBLE FOR ACTS OF OTHERS. Except for losses, liabilities, obligations, damages, penalties, claims, costs, charges, and expenses resulting from the negligence or willful misconduct of any of the Landlord Related Parties, none of the Landlord Related Parties shall be liable for, and Tenant waives as against the Landlord Related Parties, all claims for loss or damage to Tenant's business or damage to person or property sustained by Tenant or any person claiming by, through or under Tenant resulting from any accident or occurrence in, on or about the Premises or any other part of the Building, including, without limitation, claims for loss, theft or damage resulting from: (i) any equipment or appurtenances becoming out of repair; (ii) injury done or occasioned by wind or weather; (iii) any defect in or failure to operate, for whatever reason, of any utility, improvement, system or structure in the Building; (iv) any act, omission or negligence of other tenants, licensees or any other persons or occupants of the Building or of adjoining or contiguous buildings, of owners of adjacent or contiguous property or the public, or by operations in the construction of any private, public or quasi-public work; or (v) any other cause of any nature. To the maximum extent permitted by law, Tenant agrees to use and occupy the Premises, and to use such other portions of the Building as Tenant is herein given the right to use, at Tenant's own risk.

SECTION 8.3. TENANT'S INSURANCE. At all times commencing on and after the earlier of (i) the Possession Date, (i) the Commencement Date, or (iii) the date Tenant enters the Premises for any purpose, Tenant shall carry and maintain, at its sole cost and expense:

        A. Commercial General Liability Insurance with a broad form comprehensive general liability endorsement applicable to the Premises and its appurtenances providing, on an occurrence basis, a minimum combined single limit of Two Million Dollars ($2,000,000.00) and containing a contractual liability endorsement.

        B. Plate glass insurance and all risks of physical loss insurance written at replacement cost value and with a replacement cost endorsement covering all of Tenant's Property in the Premises, and all Leasehold Improvements installed in the Premises. If at any time this Lease is canceled or terminated by either party as herein permitted following any casualty loss which Tenant has self-insured in whole or in part (an "uninsured loss") and Landlord would have been entitled to receive and retain the insurance proceeds payable because of such casualty if the uninsured loss had been covered by insurance, then Tenant shall promptly pay to Landlord an amount equal to the insurance proceeds that would have been payable with respect to the uninsured loss if Tenant had carried insurance in the form and amount required by the terms of this Lease rather than self-insuring such loss.

        C. Business interruption insurance covering periods of not Less than one
(1) year in the following amounts: (i) for the first Lease Year an amount equal to one and one-half (1-1/2) times the Minimum Rent and (ii) for the succeeding Lease Years or Partial Lease Years, in amounts not less than the Rent and Tenant's other operating expenses for the preceding twelve (12) month period (the "Business Interruption Coverage").

        D. Whenever good business practice, in accordance with industry standards, indicates the need of additional insurance coverage or different types of insurance in connection with the Premises or Tenant's use and occupancy thereof, Tenant shall, upon request, obtain such insurance at Tenant's expense, if available at commercially reasonable rates and provide Landlord with evidence thereof.

        E. Tenant may carry any insurance required hereunder under excess or umbrella policies and may include the Premises in policies insuring Tenant's other operations.

        F. Prior to commencement of the Tenant Improvements, Tenant shall provide Landlord with a Builder's Risk Insurance Policy and Contractor's Comprehensive General Liability Insurance Policy with paid receipts naming Landlord as an additional insured insuring the contractor performing the Tenant Improvements on behalf of Tenant.

SECTION 8.4. TENANT'S CONTRACTOR'S INSURANCE. Before any alterations, additions, improvements or construction are undertaken, Tenant shall carry and maintain, at its expense, or Tenant shall require any contractor performing work on the Premises to carry and maintain, at no expense to Landlord, in addition to worker's compensation insurance as required by the jurisdiction in which the Building is located, All Risk

Builder's Risk Insurance in the amount of the replacement cost of the Tenant Improvements and Commercial General Liability Insurance (including, without limitation, Contractor's Liability coverage, Contractual Liability coverage, Completed Operations coverage, a Broad Form Property Damage coverage and Contractor's Protective liability) written on an occurrence basis with a minimum combined single limit of One Million Dollars ($1,000,000.00); such limit may be accomplished by means of an umbrella policy.

SECTION 8.5. POLICY REQUIREMENTS. Any company writing any insurance which Tenant is required to maintain or cause to be maintained pursuant to Sections 8.3 and
8.4 (all such insurance, as well as any other insurance carried by Tenant with regard to the Premises, shalt be referred to as "Tenant's Insurance") shall at all times be a company with at least a Best's rating of B/VI and each such company shall be licensed and qualified to do business in the State or Commonwealth in which the Premises are located. The form of such Tenant's Insurance shall be subject to Landlord's approval (which approval shall not be unreasonably withheld). Tenant's Insurance may be carried under a blanket policy covering the Premises and any other of Tenant's locations. All policies evidencing Tenant's Insurance (other than any worker's compensation insurance) shall (i) specify Tenant and "owner(s) and its (or their) principals, beneficiaries, partners, officers, directors, employees, agents and mortgagee(s)" (and any other designees of Landlord as the interest of such designees shall appear) as additional insureds and (ii) contain endorsements that the insurer(s) will give to Landlord and its designees at least thirty (30) days' advance written notice of any change, cancellation, termination or lapse of said insurance. Any Tenant's Insurance covering the Leasehold Improvements against damage by fire or other casualty shall provide that any loss to any of the Leasehold Improvements exceeding One Hundred Thousand Dollars ($100,000.00) shall be adjusted jointly with Landlord and Tenant and that Landlord shall be named as a loss payee. Tenant shall deliver to Landlord at least fifteen (15) days prior to the time Tenant's Insurance is first required to be carried by Tenant, and upon renewals at least fifteen (15) days prior to the expiration of the term of any such insurance coverage, a certificate of insurance of all policies evidencing Tenant's Insurance. The limits of Tenant's Insurance shall in no event limit Tenant's liability under this Lease, at law or in equity. If Tenant fails to perform its obligations under this Article VIII, then Landlord may, but shalt not be required to, perform any such obligations on behalf of Tenant, after five (5) days' written notice to Tenant, and add the cost of the same as Additional Rent, payable on demand.

SECTION 8.6. INCREASE IN INSURANCE PREMIUMS. Neither Tenant nor any of the other Tenant Related Parties shall do or fail to do anything which will (i) violate the terms of or increase the rate of, any of Landlord's or any other tenant or occupant's insurance policies; (ii) prevent Landlord from obtaining customary policies of insurance; or (iii) contravene the rules, regulations and recommendations of Landlord's insurance companies, the Fire Insurance Rating Organization or any similar body having jurisdiction over the Premises or the National Board of Fire Underwriters or any similar body exercising similar functions in connection with the prevention of fire or the correction of hazardous conditions. In the event of the occurrence of any of the events set forth in this Section 8.6, Tenant shall pay Landlord upon demand, as additional rent, the cost of the amount of any increase in any such insurance premium.

SECTION 8.7. WAIVER OF RIGHT OF RECOVERY. Notwithstanding anything set forth in this Lease to the contrary, Landlord and Tenant do hereby waive any and all right of recovery, claim, action or cause of action against the other and their respective Related Parties for any loss or damage that may occur to Landlord or Tenant or any party claiming by through or under Landlord or Tenant, as the case may be, their respective property, the Building or the Premises or any addition or improvements thereto, or any contents therein, by reason of fire, the elements or any other cause, regardless of cause or origin, including the negligence of Landlord or Tenant, or their respective Related Parties, which loss or damage is covered by valid and collectible policies of insurance, to the extent that such loss or damage is recoverable under such insurance policies. All insurance policies carried by either party with respect to the Building or the Premises, whether or not required to be carried by this Lease and if such policies can be so written and either do not result in additional premium or the other party agrees to pay upon demand any resulting additional premium, shall permit the waiving of any right of recovery on the part of the insured against the other party for any loss or damage to the extent such rights have been waived by the insured prior to the occurrence of such loss or damage. For the purpose of the foregoing waiver, the amount of any deductible applicable to any loss or damage shall be deemed covered by and recoverable by the insured under the insurance policy to which such deductible relates. In the event that Tenant is permitted to and self-insures any risk which would have been covered by the insurance required to be carried by Tenant pursuant to Section 8.3 of this Lease or Tenant fails to carry any insurance required to be carried by Tenant pursuant to Section 8.3 of this Lease, then all loss or damage to Tenant, its business, its property, the Premises or any additions or improvements thereto or contents thereof that would have been covered by such insurance had Tenant maintained it shall, for purposes of the waiver set forth in this Section 8.7, be deemed covered and recoverable by Tenant under valid and collectible policies of insurance.

                                   ARTICLE IX
                                  CONSTRUCTION

SECTION 9.1. LANDLORD IMPROVEMENTS. Landlord shall (i) perform all site improvements, including the construction of the Building and Common Areas ("Site Improvements") and (ii) construct the shell of the Building (including foundations, structural walls, roof and bringing of utilities to the Building) of which the Premises as an enclosed shell are part ("Building Improvements). The Site Improvements and the Building Improvements shall be performed in substantial conformance with the site plan previously forwarded to Tenant ("Site Plan") receipt of which Site Plan is hereby acknowledged by Tenant and in conformance with the terms and conditions set forth in Exhibit C-1 attached hereto. The Site Improvements and Building Improvements are collectively the "Landlord Improvements". Upon substantial completion of the Landlord Improvements (other than those improvements not affecting Tenant's ability to perform the Tenant Improvements defined below), Landlord shall provide Tenant at least twenty (20) days notice in writing of the date the Premises shall be deemed delivered to Tenant ("Possession Notice") and the Premises shall be deemed delivered to Tenant as of the date set forth in such notice ("Possession Date"). Landlord shall be responsible for all fees associated with the development of the Building Improvements and for obtaining approvals of all applicable authorities for the Landlord Improvements.

SECTION 9.2. TENANT IMPROVEMENTS.

        A. Any and all other improvements to the Premises required pursuant to this Lease and to operate Tenant's business at the Premises (the "Tenant Improvements") including, without limitation, the initial Tenant Improvements (as more particularly described on Exhibit C-2 attached hereto), shall be performed by (i) Tenant at Tenant's sole cost and expense (subject to sec.9.7),
(ii) in accordance with plans and specifications approved by Landlord pursuant to Exhibits C-1 and C-2 and the terms of this Lease, (iii) in a first-class workmanlike manner with first-class materials, (iv) by duty qualified or licensed persons and (v) without interference with the operation of Landlord or other occupants of the Building. Upon receipt of Landlord's written approval of such plans and specifications, Tenant shall promptly apply for and diligently pursue the procurement of any and all building or other permits and/or licenses required in order to construct the initial Tenant Improvements ("Permits"). All building permit fees, health permit fees, water and sewer tap-in fees in excess of those required in connection with Landlord's Improvements, and all Licenses, permits and fees required in connection with conduct of Tenant's Permitted Use shall be obtained by Tenant at Tenant's sole expense. Upon receipt of the Permits and provided Landlord has delivered possession of the Premises pursuant to the Possession Notice, Tenant shall promptly commence and diligently pursue to completion the construction of the initial Tenant Improvements within one hundred twenty (120) days subject to extension for force majeure and Landlord delay as provided in Section 17.16.

        B. The initial Tenant Improvements shall mean and include, without Limitation, all improvements, required in connection with Tenant's initial occupancy of the Premises in excess of the Landlord improvements, which initial Tenant Improvements shall be performed as required by all applicable Laws or necessary to accommodate the initial Tenant Improvements.

         Subject to any applicable Law, in the event of a direct conflict between the final plans and specifications for the initial Tenant Improvements, as finally approved by Landlord, and the construction provisions contained in this Lease (including, without Limitation, Exhibits C-1 and C-2), the final Landlord approved plans and specifications shall control Tenant's construction of the initial Tenant Improvements and shall supersede any directly inconsistent construction provisions contained in this Lease, but only to the extent the approved plans and specifications deal with an item specifically.

         Landlord agrees, subject to Landlord's approval of the applicable plans and specifications, which approval shall not be unreasonably, withheld, conditioned or delayed, to allow Tenant entry to the Building prior to the Possession Date for purposes of constructing, at Tenant's cost, any additional support elements necessary to support the vault to be Located in the Premises. Tenant's activities in constructing such support elements must be conducted in a manner that will avoid interference with Landlord's construction schedule for the Building. Entry for the purposes of constructing such support elements shall be at Tenant's risk and shall not, in and of itself, be deemed to cause the Possession Date to occur.

         The ATM improvements contemplated in Section 4.7 shall be designed by the Tenant's architect, subject to Landlord's approval. The rear entrance door contemplated by Section 9.7 shall be designed by Landlord's architect, and is shown on Exhibits L-1 and L-2. The lobby door contemplated by Section 9.7 shall be designed by Tenant's architect, and is shown on Exhibits L-3 and L-4, and shall be constructed of wood or other materials acceptable to Landlord. The lobby door shall not be made of glass or other transparent materials.

SECTION 9.3. SCHEDULE OF PLAN SUBMISSION FOR INITIAL TENANT IMPROVEMENTS. The schedule for all plans submissions is set forth in Exhibits C-1 and C-2.

SECTION 9.4. INTENTIONALLY DELETED

SECTION 9.5. OWNERSHIP OF IMPROVEMENTS. All present and future immovable alterations, additions or improvements made in, on or to the Premises, by either party, including, without (limitation, all equipment and non-trade fixtures, light fixtures, roof-top air-conditioning units, pipes, ducts, conduits, plumbing, wiring, paneling, partitions, mezzanines, floors, floor and wall coverings, and similar items (the "Leasehold Improvements") shall be deemed the property of Landlord and unless Landlord directs otherwise, shall remain upon and be surrendered with the Premises as part thereof in good order, condition and repair, ordinary wear and tear, and damage caused by fire or other casualty excepted, upon Tenant's vacation or abandonment of the Premises. If Landlord directs, Tenant shall remove all or a portion of the Leasehold Improvements in the Premises on or immediately prior to the Scheduled Termination Date or 5 business days after the termination of Tenant's right to possession, whichever is earlier. Tenant shall remove the vault, counters, office equipment, safe deposit boxes, security systems and ATM and related equipment. All movable goods, inventory, furniture, trade fixtures and other movable personal property belonging to Tenant which are installed or stored in the Premises by Tenant and are not permanently affixed to the Premises, shall remain Tenant's property ("Tenant's Property") and shall be removed by Tenant on or prior to the Scheduled Termination Date (or within 5 business days after the termination of Tenant's right to possession of the Premises, whichever is applicable) provided that: (i) Tenant is not in default under this Lease; and (ii) Tenant shall immediately repair any damage to the Premises caused by the removal of any of Tenant's Property and restore the Premises to the same condition as existed prior to the installation of such property.

        Tenant hereby grants Landlord a security interest in Tenant's Property, and all of the proceeds thereof, to secure the performance of all of Tenant's obligations under this Lease. Upon Tenant's default under this Lease, Landlord shall have all remedies available under this Lease and the Uniform Commercial Code enacted in the State or Commonwealth in which the Premises are located. At LandLord's request, Tenant shall execute and deliver, from time to time, financing statements for the purpose of perfecting and maintaining the priority of the security interest granted to Landlord under this Section 9.5, The lien granted by this Section 9.5 shall be in addition to any Landlord's lien that may now or at any time hereafter be provided by law.

SECTION 9.6. MECHANIC'S LIENS. No mechanic's or, other lien shall be allowed against the Building or the estate of Landlord as a result of work performed by or at the request by Tenant. If any mechanic's or other lien shall at any time be filed against the Premises by reason of work, labor, services or materials performed or furnished, or alleged to have been performed or furnished, to or for the benefit of Tenant or anyone claiming by, through or under Tenant, Tenant shall forthwith cause the same to be discharged of record or bonded to the satisfaction of Landlord. If Tenant shall fail to cause such lien to be so discharged or bonded within ten (10) days after notice of the filing thereof, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same, by paying the amount claimed to be due without inquiring as to the validity of any such lien, and the amount so paid by Landlord, including attorneys' fees incurred by Landlord in connection therewith, shall be due and payable by Tenant to Landlord upon demand as additional rent.

SECTION 9.7. LANDLORD'S CONTRIBUTION TO TENANT IMPROVEMENTS. Landlord shall contribute toward the cost of Tenant Improvements by payment to Tenant of a sum equal to Twenty-Five Dollars ($25.00) per square foot multiplied by the Floor Space of the Premises less fifty percent (50%) of the cost reasonably incurred by Landlord to design and install a new separate rear exterior exit from the Premises. The door to the lobby shall be fitted, at Landlord's cost, with a security device which will permit residents of the adjacent apartment building to pass from the Premises through the lobby door to the lobby of the Building as shown on the Site Plan (Exhibit A). Payment shall be made within thirty (30) days of completion of the Tenant Improvements.


                                    ARTICLE X
             REPAIRS, MAINTENANCE, LANDLORD'S ACCESS AND ALTERATIONS

SECTION 10.1. REPAIRS BY LANDLORD. Subject to the terms and conditions set forth in Articles XI, XII and Sections 4.6 and 17.16, Landlord shall make, or cause to be made all necessary repairs (structural or otherwise) to the Common Areas(excluding, however, any areas any tenant or any other occupant of the

Building is obligated to repair), and the structural elements of the Building, exterior surfaces thereof, roof, building systems and facilities and equipment it installed outside the Common Areas that service the Premises promptly after Landlord obtains actual knowledge of the necessity for such repair.

SECTION 10.2. ALTERATIONS, REPAIRS, MAINTENANCE AND DISPLAYS BY TENANT.

        A. Any alterations or improvements made by Tenant in or to the Premises or any part thereof shall (i) be subject to Landlord's prior written approval thereof (which approval shall not be unreasonably withheld), and (ii) performed in accordance with the provisions of Article IX. Tenant shall, at its sole expense, cause plans and specifications therefor to be prepared by an architect or other duty qualified person for Landlord's approval. In addition, Tenant shall not paint or decorate any part of the exterior of the Premises without first obtaining Landlord's written approval.

        Notwithstanding the provisions contained in this Section 10.2 and provided Tenant is not in default under this Lease, Tenant shall have the right to make non-structural interior alterations to the Premises without obtaining Landlord's prior written consent provided that: (i) such interior alterations shall be completed in a good and workmanlike manner in accordance with Landlord's design criteria for the Building and the plans and specifications for the Premises originally approved by Landlord; and (ii) the cost of any such interior alterations shall not exceed in the aggregate Fifteen Thousand Dollars ($15,000.00) per Lease Year.

        B. Subject to the terms and conditions set forth in Article XI, XII, Sections. 4.6 and 17.16, Tenant shall at all times during the Term, from and after the Possession Date, at its own cost and expense, maintain the Premises in good order, condition and repair and make all necessary replacements and repairs to the Premises (other than any repairs required to be made by Landlord pursuant to Sections 10.1, 11.2 or 12.1. Tenant's obligations shall include, without limitation, repairing, maintaining, and making replacements to items such as the following, but only to the extent the same are located within or exclusively serving the Premises: floors; walls; ceilings; utility meters; fixtures; subject to Section 4.6, electrical, pipes and conduits, and heating, ventilating and air-conditioning equipment and systems which exclusively serve the Premises; sprinkler equipment and other equipment within the Premises; the storefront(s); locks and closing devices; window sashes, casements and frames; glass; and doors and door frames. Landlord shall provide access, if necessary, for such repairs in areas outside the Premises.

SECTION 10.3. INSPECTIONS AND ACCESS BY LANDLORD. Tenant shall permit Landlord, its agents, employees and contractors to enter all parts of the Premises during the Store Hours after reasonable notice (and in emergencies at any time without notice, consistent with Tenant's reasonable security procedures) to inspect or exhibit the same or to make any repairs or alterations thereto as Landlord may see fit, provided that Landlord agrees to use its reasonable efforts not to unreasonably disturb Tenant's conduct of business in the Premises.

                                   ARTICLE XI
                                    CASUALTY

SECTION 11.1. RIGHT TO TERMINATE.

        A. Subject to the provisions of the Air Rights Lease as described in
Section 14.6, in event of a fire or other casualty ("Casualty"), if (i) portions (taken in the aggregate) in the Building shall be damaged to the extent of more than twenty-five percent (25%) of the cost of replacement of the Building; or
(ii) the proceeds of Landlord's insurance recovered or recoverable as a result of a Casualty and retained by Landlord shall be insufficient to pay fully for the cost of replacement of the Premises or the building or buildings damaged; or
(iii) the Premises or the building in which the Premises is located shall be damaged as a result of any cause which is not covered by Landlord's insurance in an uncovered amount in excess of ten percent (10%) of the replacement cost of the Building; or (iv) the Premises shall be damaged in whole or to any substantial degree during the last Lease Year or in any Partial Lease Year at the end of the Term unless Tenant has exercised its renewal option hereunder; or
(v) either or both of the Premises or the building in which the Premises is Located shall be damaged to the extent of twenty-five percent (25%) or more of the cost of replacement thereof; or (vi) the Building is damaged to such extent that in the sole judgment of Landlord, it cannot be operated as an economically viable unit; then, in any such event, Landlord may terminate this Lease by notice given to Tenant within ninety (90) days after the casualty occurs. If LandLord terminates this Lease as aforesaid, then the Termination Date shall be the date set forth in the notice to Tenant, which date shall not be not Less than thirty (30) days after the date of said notice. The "cost of replacement" shall be determined by the company or companies selected by Landlord's insurers, or if there shall be no such determination, by an impartial person selected by Landlord professionally qualified to determine such "cost of replacement".

         In the event of a Casualty affecting the Premises, Tenant shall have the right to terminate this Lease if (a) the Premises shall be damaged in whole or in part, during the last two (2) Lease Years or in any Partial Lease Year at the end of the Term unless the Tenant has exercised its option to renew, (b) the cost to repair or restore the Premises exceeds twenty-five percent (25%) of the cost of replacement thereof; (c) Landlord fails to begin any restoration work it is obligated to perform on the Building or Premises within six (6) months after the date of the Casualty; or (d) Landlord begins to restore the Building or Premises, if it is required to do so, within such six (6) month period but fails to complete such work within one (1) year from the date of the Casualty. Tenant's right to terminate this Lease under this Section 11.1 (A) shall be exercised by giving Landlord written notice of such exercise within thirty (30) days after the date of the Casualty in the case of clause (a) above and within thirty (30) days after the end of the six (6) month period and one (1) year period, respectively, in the case of clauses (b) and (c) above, and the effective date of the termination shall be the date that is thirty (30) days after the date Landlord receives the applicable notice.

        B. If the Casualty shall render the Premises untenantable or inaccessible, in whole or in part, and provided that the Casualty or the occurrence causing the untenantability of the Premises is not caused by or primarily attributable to Tenant or Tenant Related Parties, all Rent shall abate proportionately during the period of such untenantability or inaccessibility on the basis of the ratio which the amount of floor space of the Premises rendered untenantable or inaccessible bears to the total floor space of the Premises. Such abatement of Rent shall terminate on the earlier of (i) the date any repair and restoration work is substantially completed by Landlord pursuant to its obligations, if any, under Section 11.2, or thirty (30) days after such date in the event Tenant is required to perform repair work pursuant to Section 11.3, or
(ii) the date Tenant reopens for business in the portion of the Premises previously rendered untenantable. Notwithstanding anything to the contrary contained herein, in the event as a result of a Casualty only a portion of the Premises is damaged which results in Tenant being unable to operate its business within that portion of the Premises not so damaged or destroyed, the Premises shall be deemed to be completely untenantable for purposes of this Section 11.1
(B). Except to the extent specifically set forth in this Section 11.1, neither the Rent nor any other obligations of Tenant under this Lease shall be


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
affected by any Casualty, and Tenant hereby specifically waives all other rights it might otherwise have under Law or by statute.

        C. If any casualty to the Building that materially interferes with Tenant's use or occupancy of the Premises is not reasonably capable of being repaired within a period of one hundred eighty (180) days after the occurrence of such casualty, Tenant shall have the right to terminate this Lease by giving Landlord written notice of its election to terminate under this Section. Such notice shall be given within thirty (30) days after the occurrence of the casualty or, if notice is not given within such thirty (30) day period and the casualty is not repaired within the required one hundred eighty (180) day period, or a reasonable period thereafter, within sixty (60) days after the expiration of such one hundred eighty (180) day period (but in no event after such repair is completed or at any time when completion of the repairs reasonably appears to be imminent).

SECTION 11.2. LANDLORD'S DUTY TO RECONSTRUCT. Provided this Lease is not terminated pursuant to Section 11.1 or any other provision of this Lease, and subject to the Air Rights Lease and Landlord's ability to obtain the necessary permits therefor and the availability of insurance proceeds, Landlord shall repair or reconstruct or demolish and rebuild the Building and the portions of the Premises Tenant is not required to reconstruct pursuant to Section 11.3 to a substantially similar condition as existed prior to the Casualty. Notwithstanding anything to the contrary contained herein, in no event shall any of the Landlord Related Parties be liable for interruption of Tenant's business or for damage to or repair of any of those items which Tenant is required to insure, including all Tenant"s Property and Leasehold Improvements.

SECTION 11.3. TENANT'S DUTY TO RECONSTRUCT. Provided this Lease is not terminated pursuant to any provision of this Lease, Tenant shall promptly commence and diligently pursue to completion the repair and refixturing of portions of the Premises for which Tenant is responsible under Paragraph 10.2 B to a substantially similar condition as existed prior to the Casualty, and otherwise in accordance with the terms and conditions of this Lease. Tenant shall reopen for business in the Premises as soon as practicable after the occurrence of the Casualty,

SECTION 11.4. INSURANCE PROCEEDS. All proceeds of insurance carried by Tenant covering the Leasehold Improvements and Tenant's Property shall belong to and be payable to Tenant.

        Should this Lease be terminated as a result of a Casualty Tenant,shall be entitled to receive all insurance proceeds specifically allocated to the permanent Leasehold Improvements installed in the Premises by or at the direction of Tenant.

                                   ARTICLE XII
                                  CONDEMNATION

SECTION 12.1.  TAKING OF PREMISES.

        A. If any portion of the Premises shall be taken under the power of eminent domain by any public or quasi-public authority (a "taking"), either party shall have the right to terminate this Lease as of the date physical possession of the property taken is delivered to the condemning authority (hereinafter referred to as the "effective date of the taking") by giving notice to the other party of such election within thirty (30) days after the effective date of the taking.

         B. Subject to the provisions of the Air Rights Lease as described in
Section 14.6, if there is a taking of a portion of the Premises and this Lease shall not be terminated pursuant to Section 12.1 (A), then (i) as of the effective date of the taking, this Lease shall terminate only with respect to the portion taken; (ii) after the effective date of the taking and during the balance of the Term, the Minimum Rent, and the Full and Partial Year Breakpoints, if any, shall be reduced by multiplying the same by a fraction, the numerator of which shall be the floor space not so taken and the denominator of which shall be the floor space of the Premises immediately prior to the taking;
(iii) as soon as reasonably possible after the effective date of the taking, Landlord shall, at its expense and to the extent feasible, restore the remaining portion of the Premises to a complete Unit; provided, however, that Landlord shall not be required to expend more on such alteration or restoration work than an amount equal to the net proceeds of the condemnation award actually received and retained by Landlord which is allocable to the Premises.

SECTION 12.2. TAKING OF BUILDING. If there is a taking of twenty-five percent (25%) or more of the leasable floor space within the Building or if there is a taking of any portion of the Building so as to render, in Landlord's judgment, the remainder unsuitable for use as a shopping center, regardless in either case as to whether or not there is a taking of the Premises, Landlord shall have the right to terminate this Lease upon thirty (30) days' written notice to Tenant.

SECTION 12.3. CONDEMNATION AWARD. ALL compensation awarded for any taking of the Premises (including, without limitation, the Leasehold Improvements) or the Building or any interest in either shall belong to and be the property of the Landlord, and Tenant hereby assigns to Landlord all its right, title and interest in any such award, except to the extent that this Lease is terminated and Tenant files a claim, at its sole cost and expense, and the condemning authority specifically awards to Tenant or specifically allocates a portion of the award to Tenant for the Unamortized Improvement Cost calculated as set forth in Section 11.4 as of the effective date of the taking, and Tenant's relocation expenses and lost goodwill, provided, however, the filing of such claim by Tenant or allocation by the condemning authority to Tenant does not adversely affect or diminish the award which would otherwise have been received by Landlord had Tenant not filed such a claim and received such award.

                                  ARTICLE XIII
                              INTENTIONALLY DELETED

                                   ARTICLE XIV
                          SUBORDINATION AND ATTORNMENT

SECTION 14.1. SUBORDINATION. Tenant's rights under this Lease are and shall remain subject and subordinate to the operation and effect of: (i) all present and future air rights or underlying leases involving all or any part of the Building; or (ii) any mortgage, deed of trust or other security instrument now or hereafter affecting the Premises or the Building; or (iii) Reciprocal Easement Agreement and condominium regime created on all or a portion of the Building; or (iv) all renewals, modifications, replacements, consolidations and extensions of or participations in those transactions evidenced by documents referred to in (i) and (ii) above, whether the same shall be in existence on the date hereof or created hereafter (any such lease, mortgage, deed of trust or other instrument being referred to as a "Mortgage" and the person or persons having the benefit of same being referred to as a "Mortgagee"), Tenant's acknowledgment and agreement of subordination provided for in this Section 14.1 is self-operative and no further instrument of subordination shall be required; however, Tenant shall execute a Subordination, Non-Disturbance and


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
Attornment Agreement in the form attached hereto as Exhibits F-1 and F-2 as to any current Mortgage or any subsequent Mortgage and such further assurances thereof as may be requested, from time to time, by Landlord. This Lease is contingent on Landlord's providing to Tenant, prior to the Possession Date, non-disturbance and attornment agreements in reasonable form from Landlord's mortgage lender(s) and from the lessor under the Air Rights Lease providing that, in the event of the termination of the Air Rights Lease or the foreclosure (or deed in lieu) of the Building, this Lease will be honored as a direct lease between Tenant and the new owner of the Building, and Tenant's occupancy of the Premises will not be disturbed so long as Tenant complies with the terms and conditions hereof.

SECTION 14.2. MORTGAGEE'S UNILATERAL SUBORDINATION. If and as a Mortgagee shall so elect, this Lease and Tenant's rights hereunder shall be superior and prior in right to its Mortgage, with the same force and effect as if this Lease had been executed, delivered and recorded prior to the execution, delivery and recording of such Mortgage.

SECTION 14.3. ATTORNMENT. If any person shall succeed to all or part of Landlord's interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease or otherwise, and if and as so requested or required by such successor-in-interest, Tenant shall, without charge, attorn to such successor-in-interest only if other party agrees to non-disturbance.

SECTION 14.4. QUIET ENJOYMENT. Landlord covenants that it has full right, power and authority to make this Lease and that Tenant, on paying all of the Rent and performing all of Tenant's other obligations in this Lease, shall peaceably and quietly have, hold and enjoy the Premises during the term without hindrance, ejection or molestation by any person lawfully claiming by, through or under Landlord, subject, however, to all Mortgages, encumbrances, easements and underlying leases to which this Lease may be or become subject and subordinate, from time to time.

SECTION 14.5. ESTOPPEL CERTIFICATE.

        A. As often as may be requested by Landlord, but in no event more than three times per year, Tenant shall promptly and without cost to Landlord duly execute and deliver to Landlord or to any other person designated by Landlord
(i) a written instrument certifying: that this Lease is unmodified and in full force and effect (or if there has been a modification, that the same is in full force and effect as modified, and stating the modification); (ii) the dates, if any, to which the Rent, and other sums and payments due under this Lease have been paid; (iii) whether Landlord has breached the performance of any covenants, terms and conditions on Landlord's part to be performed under this Lease, and the nature of Landlord's breach, if any; and (iv) such other relevant information as Landlord or any Mortgagee may reasonably request. Landlord may prepare said document for Tenant's signature and send the same to Tenant for Tenant's signature

         B. Upon request of Landlord, Tenant shall give prompt written notice to any Mortgagee, of which Tenant has been given the name and address of any default of Landlord under this Lease, and Tenant shall allow such Mortgagee a reasonable length of time (in any event, not less than sixty (60) days from the date of such notice) in which to cure any such default.

SECTION 14.6. SUBLEASE ACKNOWLEDGEMENT AND LIABILITY OF AIR RIGHTS LESSOR.

         Tenant recognizes that the Building is constructed within air space Leased from Montgomery County, Maryland, or its successors or assigns under an Air Rights Lease. Accordingly, this Lease is a sublease subject to the provisions of the Air Rights Lease (the "Air Rights Lease") attached hereto as Exhibit G. Except as may be inconsistent with the terms of this Lease, which is subject and subordinate to the Air Rights Lease, all the terms, covenants and conditions of the Air Rights Lease applicable to the Premises, other than the obligation to pay rent or other money to the Air Rights lessor, shall be applicable to this Lease with the same force and effect as if Landlord were the lessor under the Air Rights Lease and Tenant were the lessee, thereunder; and in case of any breach by Tenant, Landlord shall have all the rights against Tenant as would be available to the lessor against the lessee under the Air Rights Lease if such breach were by the lessee thereunder.

        Tenant shall do nothing nor permit anything to be done that would cause the Air Rights Lease to be terminated or forfeited because of any right of termination or forfeiture reserved or vested in the lessor under the Air Rights Lease, and Tenant will indemnify and hold Landlord harmless from and against all claims of any kind by reason of any breach or default on the part of Tenant by reason of which the Air Rights Lease may be terminated or forfeited.

        The Air Rights Lease provides that Montgomery County, Maryland, or its successors or assigns under the Air Rights Lease shall have no liability to any Tenant of Landlord hereunder for personal injury, property damage or other damages except to the extent that they result from the gross negligence or willful misconduct of Montgomery County, Maryland, or its successors or assigns under the Air Rights Lease. Accordingly, Tenant agrees that it shall assert no claim for personal injury or property damage arising in connection with its presents against Montgomery County, Maryland, its successors or assigns, under the Air Rights Lease as a result of Montgomery County, Maryland's, or any successors or assigns as landlord under the Air Rights Lease except as may arise solely as a result of gross negligence or willful misconduct of Montgomery County, Maryland, or its successors or assigns under the Air Rights Lease.

         Landlord acknowledges that (i) the Air Rights Lease is in full force and effect, (ii) it will comply with all terms and conditions thereof, and (iii) there are no provisions in this Lease inconsistent with the Air Rights Lease.


                                   ARTICLE XV

                            ASSIGNMENT AND SUBLETTING


SECTION 15.1. LANDLORD'S CONSENT REQUIRED.

        A. Without first obtaining Landlord's prior written consent (which consent Landlord may withhold in its sole and absolute discretion), Tenant shall not pledge, hypothecate or assign all or any of its interest in this Lease, whether for collateral purposes or otherwise. Tenant may sublet any portion or all of the Premises for a use compatible with the Permitted Use with the consent of Landlord which shall not be unreasonably withheld. Any such subletting or assignment shall be referred to as a "Transfer," and the person to whom Tenant's interest is transferred shall be referred to as a "Transferee." For purposes of this Article XV, a Transfer shall include any change in the control of Tenant or any guarantor, if the same is a corporation (other than a corporation listed on a "national securities exchange," as defined in the Securities Exchange Act of
1934) or a partnership. For purposes of this Article XV, "control" shall mean the possession (directly or indirectly) of the power to direct or cause the direction of management and policies of the Tenant (or the guarantor, as the case may be) whether by ownership of securities or otherwise, provided that the issuance of shares in a public offering registered under the Securities Exchange Act of 1933 shall not be deemed a change in control for purposes of this Article XV.

        Notwithstanding anything to the contrary contained herein, Tenant may assign its entire interest under this Lease to a wholly owned corporation or controlled subsidiary or parent of the Tenant or to any successor to Tenant by purchase, merger, consolidation or reorganization (hereinafter collectively referred to as "Corporate Transfer") without the consent of Landlord, provided
(i) Tenant is not in default under this Lease; (ii) if such proposed Transferee is a successor to Tenant by purchase, said proposed Transferee shall acquire all or substantially all of the stock or assets of Tenant's business or, if such proposed Transferee is a successor to Tenant by merger, consolidation or reorganization, the continuing or surviving corporation shall own all or substantially all of the assets of Tenant; (iii) such proposed Transferee shall have a net worth which is equal to or greater than Tenant's net worth at the date of this Lease; (iv) such proposed transferee assumes all the obligations of Tenant hereunder; and (v) such proposed Transferee operates the business in the Premises for the Permitted Use and no other purpose. Tenant shall give Landlord written notice at least thirty (30) days prior to the effective date of such Corporate Transfer. As used herein, the term "controlled subsidiary" shall mean a corporate entity wholly owned by Tenant or at least fifty-one percent (51%) of whose voting stock is owned by Tenant.

        B. Any Transfer by Tenant consented to by Landlord (or permitted under this Article XV without Landlord's consent) shall be only for the Permitted Use and for no other purpose, and in no event shall any Transfer (including a Corporate Transfer) release or relieve Tenant or any Guarantor from any of its obligations under this Lease if Landlord consents to a Transfer (or, if such Transfer is permitted under this Article XV without Landlord's consent), the permitted Transferee shall assume Tenant's obligations under this Lease and such Transferee, at least fifteen (15) days prior to the effective date of the permitted Transfer, shall deliver to Landlord the proposed sublease, assignment and assumption agreement or other instrument evidencing the Transfer, which shall be subject to Landlord's approval, which shall not be unreasonably withheld. In the event of a Transfer (i) in the nature of an assignment, Tenant shall pay as additional rent to Landlord fifty percent (50%) all monies and other consideration of every kind whatsoever paid or payable to Tenant for such Transfer and for all property transferred to the Transferee as part of the consideration including, without Limitation, non-trade fixtures and other Leasehold Improvements, but excluding Tenant's Property (collectively, all of the foregoing shall be referred to as the "Transfer Consideration"); provided, however, Tenant shall be entitled to exclude from the Transfer Consideration the Unamortized Improvement Cost calculated as set forth in Section 11.4 as of the effective date of the Transfer; and (ii) in the nature of a sublease, Tenant shall pay as additional rent to Landlord along with the monthly payments of Rent due under this Lease, fifty percent (50%) of the amount by which the Transfer Consideration exceeds the Rent (exclusive of Rent attributable to a default of Tenant hereunder) reserved under this Lease as reasonably determined by Landlord, provided however Tenant shall be entitled to exclude from the Transfer Consideration the Unamortized Improvement Cost calculated as set forth above. For purposes of this Section 15.1 (B) only, the term "Tenant's Property" shall be deemed to include goodwill and any other intangible personal property associated with Tenant's business, but in no event shall it be deemed to include Tenant's interest under this Lease. If said Transfer requires the consent of Landlord pursuant to this Article XV, Tenant shall pay to Landlord upon demand as additional rent Landlord's reasonable attorneys' fees and administrative expenses incurred in connection with any Transfer.

         C. Any Transfer requiring Landlord's consent that is made without Landlord's consent shall not be binding upon Landlord, and shall confer no rights upon any third person. Each such unpermitted Transfer shall, without notice or grace period of any kind, constitute a default by Tenant under this Lease. The acceptance by Landlord of the payment of Rent following any Transfer prohibited by this Article XV shall not be deemed to be either a consent by Landlord to any such Transfer or a waiver by Landlord of any remedy of Landlord under this Lease. Consent by Landlord to any one Transfer shall not constitute a waiver of the requirement for consent to any other Transfer. No reference in this Lease to assignees, Concessionaires, subtenants or licensees shall be deemed to be a consent by Landlord to the occupancy of the Premises by any such assignee, Concessionaire, subtenant or licensee.

SECTION 15.2. RIGHT TO TERMINATE AND RECAPTURE. With respect to any Transfer requiring Landlord's consent, in lieu of consenting to any proposed Transfer, Landlord shall have the right, but not the obligation, to terminate this Lease and recapture the Premises upon thirty (30) days notice to Tenant unless, within five (5) business days after Landlord's notice to Tenant exercising its option to cancel and terminate this Lease, Tenant notifies Landlord in writing that Tenant is withdrawing its request for Landlord's consent to such Transfer, in which event such exercise by Landlord of such option to cancel shall be void and of no further force and effect. Landlord's exercise of its right under this
Section 15.2 shall result in an immediate termination of the Guaranty with respect to the space recaptured by Landlord.

                                   ARTICLE XVI
                              DEFAULT AND REMEDIES

SECTION 16.1. DEFAULT.

         A. Any one or more of the following events shall constitute a default by Tenant under this Lease: if, (i) Tenant fails to pay any portion of Rent within seven (7) days of its due date; (ii) Tenant fails to observe or perform any of the terms, conditions or covenants of this Lease to be observed or performed by Tenant (other than those involving the payment of money and those set forth in the following clause (iii)) and, such breach shall not have been cured for a period of thirty (30) days after written notice thereof from Landlord to Tenant unless such failure, within Landlord's reasonable judgment, cannot be cured within said thirty (30) days, in which event Tenant shall not be in default if Tenant commences to cure such breach within the thirty (30) day period and diligently proceeds to complete the same; (iii) Tenant vacates or abandons the Premises for a period of more than thirty (30) days (or more than sixty (60) days in the aggregate in any one lease year) or Tenant shall not open for business in the Premises in accordance with Article IX or shall fail to continuously operate its business in the Premises as required by the terms of this Lease for a period of more than thirty (30) days (or more than sixty (60) days in the aggregate in any one lease year); (iv) Tenant fails during any twelve (12) month period to perform any covenant or agreement under this Lease after Tenant shall have defaulted under this Lease on two previous occasions during such twelve (12) month period, even though such default or defaults had been cured by Tenant; (v) Tenant or any guarantor of this Lease shall file a petition in bankruptcy or shall be adjudicated bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, dissolution or similar relief under any applicable Law or if Tenant or any such guarantor shall seek or consent to the appointment of a trustee, receiver or liquidator of Tenant or such guarantor or the business of either, shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts when due; (vi) there shall be filed against Tenant or any guarantor of this Lease an involuntary petition in bankruptcy or any proceeding seeking to reorganize, dissolve or liquidate Tenant or such guarantor, or if a trustee or receiver shall be appointed for Tenant or such guarantor or over the business or substantially all of the property of either of them, and such petition, proceeding, trustee or receiver is not dismissed with prejudice within sixty
(60) days; (vii) any execution or attachment shall be issued against Tenant or any of Tenant's Property, whereby all or any part of the Premises or Tenant's interest under this Lease shall be taken or occupied, and such execution or attachment, shall not be set aside, vacated or discharged within sixty (60) days after the issuance of same; or (viii) if Tenant is operating its business in the Premises as a franchisee under a franchise agreement, any termination or expiration of said franchise agreement prior to the end of the Term of this Lease. An event provided for in clauses (iii) through (viii), inclusive, shall be a default without notice or grace period of any kind.

        B. Upon the occurrence of any event described in Section 16.1(A), Landlord shall have all the rights and remedies provided in Section 16.2 in addition to all other remedies available under this Lease or provided at law or in equity.

SECTION 16.2. REMEDIES AND DAMAGES.

        A. Upon the occurrence of any event described in Section 16.1 (A), Landlord may elect to terminate this Lease or to terminate Tenant's right to possession without terminating this Lease and to enter upon the Premises and expel Tenant or any persons or entities occupying the Premises and so to repossess and enjoy the Premises. If this Lease or Tenant's right to possession under this Lease shall at any time be terminated under the terms and conditions of this Section 16.2 or in any other way, Tenant hereby covenants and agrees to immediately surrender and deliver up the Premises peaceably to Landlord.

        B. If Landlord elects to terminate Tenant's right to possession under this Lease, but not to terminate this Lease, Landlord may, relet the Premises (or any part thereof) for the account of Tenant at such rentals and upon such terms and conditions as Landlord shall reasonably deem appropriate, and to the extent Landlord receives the rents therefor, Landlord shall apply the same first to the payment of such expenses as Landlord may have incurred in recovering possession of the Premises (including, without limitation, legal expenses and attorneys' fees) and for putting the same into good order and condition and preparing or altering the same for re-rental, and any other expenses, commissions and charges paid, assumed or incurred by or on behalf of Landlord in connection with the reletting of the Premises, and then to the fulfillment of the covenants of Tenant under this Lease. Tenant shall pay to Landlord the Rent and all other sums payable up to the time of such termination of this Lease or Tenant's right to possession under this Lease, and thereafter, Tenant covenants to pay Landlord until the end of the Term of this Lease the equivalent of the amount of all the Rent and all other sums required to be paid by Tenant under this Lease less the net avails of such reletting, if any, during the same period, and the same shall be due and payable by Tenant to Landlord on the dates such Rent and other sums are due under this Lease. Any reletting by Landlord shall not be construed as an election on the part of Landlord to terminate this Lease unless a notice of such intention is given by Landlord to Tenant. Notwithstanding any reletting without termination of this Lease, Landlord may at any time thereafter elect to terminate this Lease. In any event, Landlord shall not be liable for, nor shall Tenant's obligations hereunder be diminished by reason of any failure by Landlord, despite good faith efforts, to relet the Premises or any failure by Landlord, despite good faith efforts, to collect any sums due upon such reletting, provided that Landlord shall use reasonable efforts to mitigate the damages recoverable against Tenant in the event that Tenant defaults under this Lease and Tenant's right to possession of the Premises is terminated under this Article XVI; provided however, Landlord shall have no obligation to relet the Premises before Landlord leases other vacant space in the Building, or to relet the Premises to any potential tenant who Landlord could reasonably reject as a Transferee Pursuant to Article XV hereof.

         C. If Landlord elects to terminate this Lease instead of terminating only Tenant's right to possession, Landlord shall have the right to recover against Tenant as damages for loss of the bargain, and not as a penalty, the excess (if any), as determined by Landlord, of (i) the then present value of the projected Rent and all other sums payable by Tenant hereunder (as determined by Landlord on the basis of reasonable estimates) that would have accrued for the balance of the Term of this Lease less (ii) the then present value of the fair market value of the Premises for the balance of such term.

SECTION 16.3. ASSIGNMENT IN BANKRUPTCY. In the event of an assignment by operation of law under the Federal Bankruptcy Code, or any State bankruptcy or insolvency law and Landlord is prevented from or elects not to terminate this Lease under Section 16.2, the assignee shall provide Landlord with adequate assurance of future performance of all of the terms, conditions and covenants of this Lease, which shall include, without limitation, assumption of all the terms, covenants and conditions of this Lease by the assignee and the making by the assignee of the following express covenants to Landlord: (i) that assignee has sufficient capital to pay the Rent and other charges due under this Lease for the entire Term; (ii) that assumption of this Lease by the assignee will not cause Landlord to be in violation or breach of any provision in any other lease, financing agreement or operating agreement relating to the Building; and (iii) that such assignment and assumption will not disrupt or impair any existing tenant mix in the Building.

SECTION 16.4. LEGAL EXPENSES. In the event that either party should retain counsel and/or institute any suit against the other party for violation of or to enforce any of the covenants or conditions of this Lease, or should either party institute a suit against the other party for a declaration of rights hereunder, or should either party intervene in any suit in which the other party is a party, to enforce or protect its interest or rights hereunder, the substantially prevailing party (or, in the case of intervening in any suit, the intervening party) shall be entitled to all of its costs, expenses and reasonable fees of its attorney(s) in connection therewith.

SECTION 16.5. REMEDIES CUMULATIVE. No reference to any specific right or remedy in this Lease shall preclude Landlord from exercising any other right, from having any other remedy, or from maintaining any action to which it may otherwise be entitled under this Lease, at law or in equity.

SECTION 16.6. WAIVER.

        A. Neither Landlord nor Tenant shall be deemed to have waived any breach of any term, covenant, or condition herein contained unless the same has been specifically waived by such party in writing. Any such waiver shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained,

         B. Tenant hereby waives any and all rights of redemption and all rights to relief from forfeiture granted by or under any applicable Law. To the fullest extent permitted by law, Tenant waives the right to a trial by jury and the right to file any counterclaims or cross-claims other than compulsory counterclaims or cross-claims in actions for recovery of possession of the Premises and in actions for breach of monetary obligations under this Lease only.

                                  ARTICLE XVII
                            MISCELLANEOUS PROVISIONS

SECTION 17.1. NOTICES.

        A. Whenever any demand, request, approval, consent or notice ("Notice") shall or may be given to either of the parties by the other, each such Notice shall be sent by registered or certified mail with return receipt requested, or sent by overnight courier service (such as Federal Express) at the respective addresses of the parties as set forth in Section 1.1 (K). Any Notice under this Lease delivered by registered or certified mail shall be deemed to have been given and effective on the date such Notice is received or when acceptance of delivery is refused. Either party may, at any time, change its Notice Address by giving the other party Notice in accordance with the above, stating the change and setting forth the new address.

         B. If any Mortgagee shall notify Tenant that it is the holder of a Mortgage affecting the Premises, no Notice thereafter sent by Tenant to Landlord shall be effective unless and until a copy of the same shall also be sent to such Mortgagee in the manner prescribed in this Section 17.1 and to such address as such Mortgagee shall designate.

         C. Any notice from Landlord may be given by Landlord, Landlord's Managing Agent for the Building or Landlord's attorneys.

SECTION 17.2. SHORT FORM LEASE. This Lease shall not be recorded without the express written consent of Landlord. A "short form lease" may be recorded only if Landlord requests or consents in writing to such recording. Recording, filing and like charges including applicable transfer taxes shall be paid by the requesting party.

SECTION 17.3. INTEREST AND ADMINISTRATIVE COSTS. If (i) Tenant fails to make any payment under this Lease when due, (ii) Landlord performs or causes the performance of any obligation of Tenant under this Lease, or (iii) Landlord incurs any costs or expenses as a result of Tenant's default under this Lease, then Tenant shall pay, upon demand, the amount due under (i), or the amount of such costs and expenses incurred under (ii) or (iii) above, plus Interest (as defined in Section 1.2(D) above) from the date such payment was due or from the date Landlord incurs such costs or expenses plus Landlord's administrative costs in connection therewith.

SECTION 17.4. SUCCESSORS AND ASSIGNS. This Lease and the covenants and conditions herein contained shall inure to the benefit of and be binding upon Landlord, and Tenant and their respective permitted successors and assigns. Upon any sale or other transfer by Landlord of its interest in the Premises, Landlord shall be relieved of any obligations under this Lease occurring subsequent to such sale or other transfer. Notwithstanding the foregoing, if Tenant is a single individual and dies or becomes incapacitated, Landlord reserves the right to terminate this Lease upon thirty (30) days advance Notice to Tenant or Tenant's legal representative.

SECTION 17.5. LIMITATION ON RIGHT OF RECOVERY AGAINST LANDLORD. It is specifically understood and agreed that none of the Landlord Related Parties shall be personally liable for any of the covenants, conditions or provisions of this Lease. In the event of a breach or default by Landlord of any of its obligations under this Lease, Tenant shall look solely to the equity of the Landlord in the Building for the satisfaction of Tenant's remedies. The limitations on Tenant's right of recovery against the Landlord Related Parties set forth in this Section 17.5 shall survive the expiration of the Term of this Lease (whether by lapse of time or otherwise).

SECTION 17.6. RELATIONSHIP OF THE PARTIES. Nothing contained in this Lease shall be deemed to be construed as creating the relationship of principal and agent or of partnership or joint venture between Landlord and Tenant, it being understood and agreed that neither the method of computing Rent nor any other provision contained herein nor any acts of the parties hereto shall be deemed to create any relationship between the parties other than that of landlord and Tenant.

SECTION 17.7. SECURITY DEPOSIT. Tenant shall deposit with Landlord, upon execution of this Lease by Tenant, the Security Deposit defined in Section 1.1.H. above, as security for the performance of each and every covenant, agreement and condition of this Lease to be performed by Tenant. Landlord may use all or any part of the security so deposited for the payment of any Rent or other sums as to which Tenant may be in default hereunder, or for any sum which Landlord may expend to cure any default of Tenant or by reason of Tenant's default. After each application from the Security Deposit, Tenant shall upon demand replenish said deposit to the amount as may be required by Landlord. The covenants in this Section 17.7 are personal covenants between Landlord and Tenant and not covenants running with the land, and in no event will any Mortgagee or any purchaser at a foreclosure sale or a sale in lieu of foreclosure be liable to Tenant for the return of the Security Deposit. In the event of a sale of the Building or an assignment of this Lease by Landlord to any person other than a mortgagee, Landlord may transfer the Security Deposit to the new Landlord, in which case Tenant shall look solely to the new Landlord for the return of the Security Deposit.

SECTION 17.8. INTERPRETATION. Whenever used herein, the singular shall include the plural and the plural shall include the singular, as necessary, and the use of any gender shall include either gender, as necessary. This Lease and the rights and obligations of the parties hereunder shall be construed in accordance with the laws of the State in which the Building is Located.

SECTION 17.9. NO MODIFICATION. This Lease is intended by the parties as a final expression of their agreement and as a complete and exclusive statement of the terms thereof, all negotiations, considerations and representations between the parties having been incorporated herein. Acceptance of a course of performance rendered under this or any prior agreement between the parties or their affiliates shall not be relevant or admissible to determine the meaning of any of the terms of this Lease. No representations, understandings, agreements, warranties or promises with respect to the Premises or the building or Building of which they are a part or with respect to past, present or future tenancies, rents, expenses, operations or any other matter have been made or relied upon in the making of this Lease other than those specifically set forth herein. This Lease can be modified only by a written instrument signed by Landlord and Tenant.

SECTION 17.10. SEVERABILITY. If any term or provision of this Lease, or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances, other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

SECTION 17.11. TENANT LIABILITY. If two or more individuals, corporations, partnerships or other persons (or any combination of two or more thereof) shall sign this Lease as Tenant, the liability of each such individual, corporation, partnership or other persons to pay the Rent and perform all other obligations hereunder shall be deemed to be joint and several, and all notices, payments and agreements given or made by, with or to any one of such individuals, corporations, partnerships or other persons shall be deemed to have been given or made by, with or to all of them.

SECTION 17.12. BROKER'S COMMISSION. Except for Smithy Braedon * Oncor International, each of the parties represents and warrants to the other that except as expressly set forth in this Section 17.12, such party has not dealt with any broker in connection with this Lease and that such party has no knowledge of any claims for brokerage commissions or finders' fees in connection with this Lease. Each party agrees to indemnify and defend the other against, and hold it harmless from, all liability arising from any claim for brokerage commissions or finders' fees of any kind (including, without limitation, attorneys' fees incurred in connection therewith) in connection with this Lease, any amendment hereto or any Transfer, which claim arises (directly or indirectly) out of an agreement, contract, course of dealings or relationship between such a party and the claiming party.

SECTION 17.13. OTHER TENANTS. Landlord reserves the absolute right to effect other tenancies in the Building as Landlord shall determine in the exercise of its sole business judgment. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenants, or occupant, or the number of tenants or occupants, shall occupy any space in the Building during the Term. A vacation of premises or cessation of operations by any other tenant(s) in the Building shall not in any way release Tenant from its obligations under this Lease.

SECTION 17.14. RULE AGAINST PERPETUITIES. If the Term of this Lease shall not have commenced within five (5) years from the date of this Lease, then this Lease shall thereupon become null and void and have no further force and effect.

SECTION 17.15. IRREVOCABLE OFFER, NO OPTION. In consideration of Landlord's administrative expense in considering this Lease, Tenant's submission to Landlord of this Lease, duty executed by Tenant, shall constitute Tenant's irrevocable offer to continue for fourteen (14) days from and after receipt by Landlord or until Landlord shall deliver to Tenant written notice of rejection of Tenant's offer, whichever shall first occur. if within said fourteen (14) day period Landlord shall neither return this Lease duly executed by Landlord nor so advise Tenant of Landlord rejection of Tenant's offer, then Tenant shall be free to revoke its offer. Although Tenant's execution of this Lease shall be deemed an offer irrevocable by Tenant, the submission of this Lease by Landlord to Tenant for examination shall not constitute a reservation of or option for the Premises. This Lease shall become effective only upon execution thereof by both parties and delivery thereof to Tenant.

SECTION 17.16. INABILITY TO PERFORM. If Landlord or Tenant is delayed or prevented from performing any of its obligations under this Lease, except for Tenant's obligation for payment of money, by reason of strike or labor troubles or any cause whatsoever beyond its control (or beyond the control of its agents, employees or contractors, as the case may be), the period of such delay or such prevention shall be deemed added to the time herein provided for the performance of any such obligation by either party. The Commencement Date will be delayed on a day-for-day basis for any inability of Tenant to proceed with the build out of the Premises due to (a) any such causes beyond Tenant's reasonable ability to control or (b) any interference with Tenant's construction activities by Landlord's construction activities, any failure by Landlord to obtain any certificate of occupancy or other permit necessary for Tenant to continue its construction activities or to take occupancy of the Premises, (c) any failure by Landlord to respond to Tenant's submission of plans and specifications within the time periods contemplated in Exhibits C-1 and C-2 attached hereto or (d) any breach by Landlord of any of its obligations under this Lease. The Commencement Date shall not be extended by reason of delays in the construction schedule caused by Tenant's failure to submit plans and specifications for Landlord's approval within the periods contemplated by Exhibits C-1 and C-2 attached hereto or by any other breach by Tenant of its obligations hereunder.

SECTION 17.17. SURVIVAL. Notwithstanding anything to the contrary contained in this Lease, the expiration of the Term of the Lease, whether by lapse of time or otherwise, shall not relieve either party from their respective obligations accruing during or attributable to any portion of the Term, subject to the provisions of Section 17.5.

SECTION 17.18. LANDLORD'S SELF-HELP. In addition to Landlord's rights of self-help set forth elsewhere in this Lease or as provided by law or in equity, if Tenant at any time fails to perform any of its obligations under this Lease in a manner satisfactory to Landlord, Landlord shall have the right but not the obligation, with ten (10) days prior notice (except in the case of any dangerous condition or emergency, in which case no notice shall be required) to perform or cause to be performed such obligations on behalf and at the expense of Tenant. In such event, Landlord's costs and expenses incurred with respect thereto shall, upon demand, be paid for by Tenant as additional rent. The performance by Landlord of any such obligation shall not constitute a release or waiver of any of Tenant's obligations under this Lease.

SECTION 17.19. DUE AUTHORIZATION. If Tenant is a corporation or a partnership, the person(s) executing this Lease on behalf of Tenant hereby covenant and warrant that: Tenant is a duly formed corporation or a duly created partnership (as the case may be) in good standing, qualified to do business in the State in which the Building is located; such persons are duty authorized by such corporation or partnership to execute and deliver this Lease on behalf of such corporation or partnership; and this Lease constitutes a valid and binding agreement of Tenant in accordance with the terms hereof.

SECTION 17.20. CONFIDENTIALITY. It is agreed and understood that Tenant may acknowledge only the existence of this Lease by and between Landlord and Tenant, and that Tenant may not disclose any of the terms and provisions contained in this Lease to any tenant or other occupant in the Building or to any agent, employee, subtenant or assignee of such tenant or occupant. Tenant acknowledges that any breach by Tenant of the agreements set forth in this Section 17.20 shall cause Landlord irreparable harm. The terms and provisions of this Section
17.20 shall survive the termination of this Lease (whether by lapse of time or otherwise).

SECTION 17.21. HAZARDOUS MATERIALS. Tenant shall not, without the prior written consent of Landlord, cause or permit any Hazardous Materials (hereinafter defined) to be brought or remain upon, kept, used, discharged, leaked, or emitted in or about, or treated at the Premises except for that normal and customary for office use provided it is properly maintained and stored. As used in this Lease, "Hazardous Materials" shall mean any hazardous, toxic or radioactive substance, material, matter or waste which is or becomes regulated by any federal, state, commonwealth or local law, ordinance, order, rule, regulation, code or any other governmental restriction or requirement, and shall include asbestos, petroleum products and the terms "Hazardous Substance" and "Hazardous Waste" as defined in the Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, as amended ("RCRA"), 42 U.S.C.
Section 6901 et seq. To obtain Landlord's consent, Tenant shall prepare an "Environmental Audit" for Landlord's review. Such Environmental Audit shall list: (i) the name(s) of each Hazardous Material and a Material Safety Data Sheet (MSDS) as required by the Occupational Safety and Health Act; (ii) the volume proposed to be used, stored and/or treated at the Premises (monthly);
(iii) the purpose of such Hazardous Material; (iv) the proposed on-premises storage location(s); (v) the name(s) of the proposed off-premises disposal entity; and (vi) an emergency preparedness plan in the event of a release. Additionally, the Environmental Audit shall include copies of all required federal, state, commonwealth and local permits concerning or related to the proposed use, storage, or treatment of Hazardous Materials, at the Premises. Tenant shall submit a new Environmental Audit whenever it proposes to use, store, or treat a new Hazardous Material at the Premises or when the volume of existing Hazardous Materials to be used, stored, or treated at the Premises increases by ten percent (10%) during any thirty (30) day period. If Landlord in its reasonable judgment finds the Environmental Audit acceptable, then Landlord shall deliver to Tenant Landlord's written consent. Notwithstanding such consent, Landlord may revoke its consent upon: (i) Tenant's failure to remain in full compliance with applicable environmental permits and/or any other requirements under any federal, state, commonwealth or local law, ordinance, order, rule, regulation, code or any other governmental restriction or requirement (including but not limited CERCLA and/or RCRA), related to environmental safety, human health, or employee safety; (ii) the Tenant's business operations pose or potentially pose a human health risk to other tenants; or (iii) the Tenant expands its use, storage, or treatment of Hazardous Materials in a manner inconsistent with the safe operation of a Building. Should Landlord consent in writing to Tenant bringing, using, storing or treating any Hazardous Material in or upon the Premises, Tenant shall strictly obey and adhere to any and all federal, state or local laws, ordinances, orders, rules, regulations, codes or any other governmental restrictions or requirements (including but not limited to the CERCLA and/or RCRA), which in any way regulates, governs or impacts Tenant's possession, use, storage, treatment or disposal of said Hazardous Material. In addition, Tenant represents and warrants to Landlord that (i) Tenant shall apply for and remain in compliance with applicable RCRA and Maryland permits; (ii) Tenant shall report to applicable governmental authorities any release of reportable quantities of a hazardous substance (s) as mandated by Section 103 (a) of CERCLA; (3) Tenant, within five
(5) days of receipt, shall send to Landlord a copy of any notice, order, inspection report, or other document issued by any governmental authorities relevant to the Tenant's compliance status with environmental or health and safety laws; and, (iv) Tenant shall remove from the Premises all Hazardous Materials at the termination of this Lease.

         In addition to, and in no way limiting Tenant's duties and obligations as set forth in Section 8.1 of this Lease, should Tenant breach any of its duties and obligations as set forth in this Section 17.21 of this Lease, or if the presence of any Hazardous Material on the Premises results in contamination of the Premises, the Building, any land other than the Building, the atmosphere, or any water or waterway (including groundwater), or if contamination of the Premises or of the Building by any Hazardous Materials otherwise occurs for which Tenant is otherwise Legally liable to. Landlord or damages resulting therefrom, Tenant shall indemnify, save harmless and, at Landlord's option and with attorneys chosen by Landlord, defend Landlord, and its contractors, agents, employees, partners, officers, directors, and Mortgagees, if any, from any and all claims, demand, damages, expenses, fees, costs, fines, penalties, suits, proceedings, actions, causes of action, and losses of any and every kind and nature (including, without limitation, diminution in value of the Premises or the Building, damages for the loss or restriction on use of the Store Space or of any amenity of the Premises or the Building, damages arising from any adverse impact on marketing space in the Building, and sums paid in settlement of claims and for attorneys' fees, consultant and expert fees, which may arise during or after the Term or any extension thereof as, as a result of such contamination). This includes, without limitation, costs and expenses, incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state, commonwealth or local governmental agency or political subdivision because of the presence of Hazardous Materials on or about the Premises or the Building, or because of the presence of Hazardous Materials anywhere else which came or otherwise emanated from Tenant or the Premises. Without limiting the foregoing, if the presence of any Hazardous Materials on or about the Premises or the Building caused or permitted by Tenant results in any contamination of the Premises or the Building, Tenant shall, at its sole expense, promptly take all actions and as are necessary to return the Premises and/or the Building to the condition existing prior to the introduction of any such Hazardous Materials to the Premises or the Building; provided, however, that Landlord's approval of such actions shall first be obtained in writing.

SECTION 17.22. TENANT'S EXCLUSIVE. Landlord agrees that during the Term, as same may be extended or as same may be earlier terminated pursuant to the terms and conditions hereof, Landlord will not sell or lease any space within the Building to any individual or entity whose primary business at such space is retail banking. This restriction shall automatically terminate upon the termination of this Lease or upon the termination of Tenant's right to possession of the Premises pursuant to Section 16 hereof and shalt not apply to any leases executed by Landlord and any other tenant as of the date of this Lease for space within the Building.

         IN WITNESS WHEREOF, the parties hereto intending to be legally bound hereby have executed this Lease under their respective hands and seals as of the day and year first above written. This Lease contains 19 pages, and Exhibits A, B, C-1, C-2, D, E, F, G, H, I and J.













                                               LANDLORD:


ATTEST/WITNESS:


/s/     [SIG]                       By:  /s/                 [SIG]
---------------------------------                 -----------------------------
                                                   Title:


                                               TENANT:

                                               PALMER NATIONAL BANK
ATTEST/WITNESS:


/s/ DENNIS J. PANKO                 By:  /s/      KEVIN F. DECOSTE
---------------------------------                 -----------------------------
     AVP, Facilities                               Title: EVP

STATE OF Maryland
          )ss
COUNTY OF Montgomery

         BE IT REMEMBERED, that on the 6th day of September, 1996, before me, a Notary Public in and for said County, personally appeared the Housing Opportunity Commission, LANDLORD, in the foregoing Lease Agreement, by Richard
J. Ferraxi, its Exec. Dir. who acknowledged that the signing thereof was the duly authorized act and deed of said entity for the uses and purposes therein mentioned.

      IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal on the day and year first above written.

                                         /s/  BENETTA B. WALKER
                                         -------------------------------
                                         Notary Public
                                         My Commission Expires: 11-29-97

STATE OF Virginia
          )SS
COUNTY Of Fairfax)

         BE IT REMEMBERED, that on the 9th day of August, 1996, before me, a Notary Public in and for said County, personally appeared, PALMER NATIONAL BANK National Banking corporation, the TENANT in the foregoing Lease Agreement, by, its President, who acknowledged that the signing thereof was the duly authorized act and deed of said corporation and his free and voluntary act and deed as said officer for the uses and purposes therein mentioned.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal on the day and year first above written.


                                         /s/      [SIG]
                                         -------------------------------
                                         Notary Public
                                         My Commission Expires: May 31, 1998